Filed Pursuant to Rule 424(b)(5)
                                                  Registration No. 333-106288


PROSPECTUS SUPPLEMENT
(To Prospectus Dated July 3, 2003)


                               [GRAPHIC OMITTED]


                Up to 25,000,000 Shares of Class A Common Stock
                                $0.39 per share

     Warrants to Purchase up to 12,500,000 Shares of Class A Common Stock
                        Exercise price $0.42 per share

         We are offering up to 25,000,000 shares of our Class A common stock and warrants to purchase up to 12,500,000 additional shares of our Class A common stock. Each investor will receive a warrant to purchase one share of our Class A common stock, at an exercise price of $0.42 per share, for every two shares of Class A common stock purchased. This prospectus supplement also covers the offer and sale of up to 12,500,000 shares of our Class A common stock issuable upon exercise of the warrants offered hereby. Our Class A common stock is listed on the Nasdaq National Market under the symbol "BPUR." On September 9, 2004, the last reported sale price per share of our Class A common stock on the Nasdaq National Market was $0.48.
                             ____________________

         INVESTING IN OUR CLASS A COMMON STOCK AND WARRANTS INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE S-5 OF THIS PROSPECTUS SUPPLEMENT FOR A DISCUSSION OF IMPORTANT RISKS THAT YOU SHOULD CONSIDER BEFORE MAKING AN INVESTMENT DECISION.
                             ____________________

         We have retained C.E. Unterberg, Towbin, LLC as agent for purposes of soliciting and receiving offers for the purchase of shares and warrants in this offering. We have agreed to pay C.E. Unterberg, Towbin, LLC the agent fees set forth in the table below and to issue to it the warrant to purchase Class A common stock described in "Plan of Distribution" in this prospectus supplement. This prospectus supplement also covers the issuance of such warrant to the Agent and the offer and sale of the shares of our Class A common stock issuable upon the exercise thereof. The agent is not required to sell any specified number or dollar value of shares or warrants, but will use its best efforts to arrange the sale of all 25,000,000 shares of Class A common stock and warrants to purchase up to 12,500,000 additional shares of Class A common stock offered hereby.


                                                   Per Share of Class A Common
                                                      Stock (and associated
                                                      portion of a Warrant)*              Maximum Total*
                                                   -----------------------------    ---------------------------
      Public Offering Price.................                 $0.39000                       $9,750,000
      Agent Fees............................                 $0.02535                        $633,750
      Proceeds, before expenses, to Biopure.                 $0.36465                       $9,116,250

       * Table excludes shares of Class A common stock issuable on exercise of warrants offered hereby.

         There is no minimum offering amount required to complete this offering. Accordingly, we may sell substantially less than 25,000,000 shares of Class A common stock (and associated warrants) in this offering and the total agent fees and total proceeds to Biopure may be substantially less than the maximum total referred to above.

         We expect to deliver the shares of Class A common stock and warrants against payment on or about September 15, 2004, on which date the offering will end.

         THE SECURITIES AND EXCHANGE COMMISSION AND STATE REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            C.E. UNTERBERG, TOWBIN
                                   As Agent

         The date of this prospectus supplement is September 10, 2004


                               TABLE OF CONTENTS

Prospectus Supplement                               Page     Prospectus                                        Page

Prospectus Supplement Summary..................     S-2      Biopure Corporation...............................2
Risk Factors...................................     S-5      Risk Factors......................................3
Forward-Looking Statements.....................     S-15     Cautionary Statement Regarding Forward-Looking
Use Of Proceeds................................     S-16         Information...................................12
Price Range Of Common Stock....................     S-16     Description Of Common Stock.......................13
Dividend Policy................................     S-16     Description Of Warrants...........................14
Description of Common Stock....................     S-17     Where You Can Find More Information...............14
Description of Warrants........................     S-18     Use Of Proceeds...................................15
Plan Of Distribution...........................     S-19     Plan Of Distribution..............................15
Legal Matters..................................     S-20     Legal Matters.....................................20
Where You Can Find More Information............     S-20     Experts...........................................20
Incorporation By Reference.....................     S-21


                       ABOUT THIS PROSPECTUS SUPPLEMENT

         This prospectus supplement is not complete without, and may not be utilized except in connection with, the accompanying prospectus dated July 3, 2003 and any amendments to such prospectus. This prospectus supplement provides supplemental information regarding the Company, updates and changes information contained in the prospectus dated July 3, 2003 and describes the specific terms of this offering. The accompanying prospectus dated July 3, 2003 gives more general information, some of which may not apply to this offering. We incorporate important information into this prospectus supplement and the accompanying prospectus by reference. You may obtain the information incorporated by reference into this prospectus supplement and the prospectus without charge by following the instructions under "Where You Can Find More Information." You should carefully read both this prospectus supplement and the prospectus, as well as additional information described under "Incorporation by Reference," before deciding to invest in shares of our Class A common stock and warrants to purchase shares of our Class A common stock. If the information in, or incorporated by reference in, this prospectus supplement conflicts with information in the accompanying prospectus or a document incorporated by reference herein or therein, the information in, or incorporated by reference in, this prospectus supplement shall control. All references in this prospectus to "Biopure," "the Company," "we," "us" or "our" mean Biopure Corporation unless we state otherwise or the context otherwise requires.

                             ____________________

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. WE ARE NOT MAKING AN OFFER TO SELL THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS ACCURATE ONLY AS OF THEIR RESPECTIVE DATES, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS OR THE TIME OF ANY SALE OF OUR CLASS A COMMON STOCK OR WARRANTS TO PURCHASE CLASS A COMMON STOCK. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THOSE DATES.

         THE CONTENT OF THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DOES NOT NECESSARILY REFLECT THE POSITION OR THE POLICY OF THE U.S. GOVERNMENT OR THE DEPARTMENT OF DEFENSE, AND NO OFFICIAL ENDORSEMENT SHOULD BE INFERRED.
                             ____________________

         The shares being offered hereby constitute more than 20 percent of our total shares outstanding. Under Nasdaq Marketplace Rule 4350(i)(1), an offering of more than 20 percent of Biopure's total shares outstanding requires stockholder approval unless the offering qualifies as a "public offering" for purposes of this rule. The Nasdaq Stock Market has taken the position that this offering does not qualify as a public offering for purposes of this rule. However, due to our financial condition, the Company's audit committee has expressly approved the Company's reliance upon, and the Nasdaq Stock Market has granted to the Company, a financial viability exemption for this offering from the Nasdaq Stock Market's stockholder approval requirement.

                         PROSPECTUS SUPPLEMENT SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and consolidated financial statements and notes thereto appearing elsewhere in, and incorporated by reference into, this prospectus supplement and the accompanying prospectus. Before you decide to invest in our Class A common stock and warrants to purchase our Class A common stock, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the risk factors and consolidated financial statements and related notes included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

THE COMPANY

         We develop, manufacture and market oxygen therapeutics, a new class of pharmaceuticals that is administered intravenously into the circulatory system to increase oxygen transport to the body's tissues. Using our patented and proprietary technology, we have developed and manufacture two products:
Hemopure(R) [hemoglobin glutamer -- 250 (bovine)], or HBOC-201, for human use, and Oxyglobin(R) [hemoglobin glutamer -- 200 (bovine)], or HBOC-301, for veterinary use.

         Oxyglobin is approved in the United States and the European Union for the treatment of anemia in dogs.

         Hemopure was approved in April 2001 for marketing in South Africa for the purpose of eliminating, delaying or reducing the need for allogenic red blood cells in adult surgical patients who are acutely anemic. We have not launched Hemopure in South Africa. Hemopure has not been approved for use in any other jurisdiction, including the United States or the European Union. We are developing Hemopure for a cardiovascular indication and, in collaboration with the U.S. Naval Medical Research Center, or NMRC, for an out-of-hospital trauma indication.


RECENT DEVELOPMENTS

         On June 23, 2004, we announced that our board of directors had appointed a new president and chief executive officer, restructured our executive management team and decided upon a change in corporate strategy. These developments are summarized below.

o New President and Chief Executive Officer. Zafiris G. Zafirelis, our new president and chief executive officer and a member of our board of directors, has more than 18 years of experience at the CEO level, including the past nine years as CEO of companies in the fields of interventional cardiology and cardiac surgery. Mr. Zafirelis was previously CEO of MedQuest Products, Inc., Salt Lake City, UT, a developer of implantable ventricular assist devices.

o Interim Operating Team. Mr. Zafirelis has formed an interim operating team to assist us with the transition process in our clinical, regulatory and operations functions. In addition to Mr. Zafirelis, among the members of this team are four consultants: Daniel Burkhoff, M.D., Ph.D., a cardiologist/physiologist and adjunct associate professor at Columbia University, experienced in designing and executing clinical trials in cardiology; Bruce Mackler, Ph.D., J.D., an advisor in regulatory affairs who is experienced in regulatory re-direction; Colin Bier, Ph.D., a toxicologist with experience in hemoglobin-based products; and Howard Levine, Ph.D., who has experience in compliance with regulatory requirements for good manufacturing practices. In addition, Francis H. Murphy, who served as Biopure's interim CEO from February 2004 until the appointment of Mr. Zafirelis, has resumed the position of chief financial officer, which he had held from 1999 to January 2003.

o New Strategic Focus on Cardiovascular Disease. As described more fully below under "Strategy," we have defined as our principal strategic focus the clinical development of Hemopure as an oxygen therapeutic for potential applications in cardiovascular disease.

o Medical Advisory Board. To further our new focus in cardiology, we have established a Medical Advisory Board of six persons with specialties in the fields of cardiovascular research, interventional cardiology and cardiac care.

o Reduction in Force. As part of our continuing efforts to adjust our operating plans to reduce expenses and conserve cash, we have recently reduced our staff by 25 employees. Previous reductions in workforce announced in October 2003 and April 2004 and attrition have reduced our staff by 152 employees.

         On August 5, 2004, President Bush signed the FY2005 Defense Appropriations Bill, which includes $7.0 million in Congressional funding for the U.S. Navy to continue research and development of Hemopure for potential use in military and civilian trauma applications.

FINANCIAL POSITION

         At July 31, 2004, we had cash and cash equivalents of approximately $4.0 million, total current assets of approximately $12.0 million (excluding accounts receivable from the U.S. military of approximately $2.5 million invoiced after July 31, 2004) and total current liabilities of approximately $3.8 million (excluding approximately $1.6 million annual premium payable for renewal of director and officer insurance). Our cash and cash equivalents at August 31, 2004, after payment of certain payroll, lease and trade obligations, and the annual premium of approximately $1.6 million for director and officer insurance which has been paid, was approximately $400,000. On September 8, 2004, we received approximately $2.5 million of cash in payment of accounts receivable owed by the U.S. military.


STRATEGY

        The principal elements of our business strategy are summarized below.

o Develop Hemopure for Cardiovascular Disease Indication. We have recently defined as our principal strategic focus the clinical development of Hemopure as an oxygen therapeutic for potential applications in cardiac ischemia, including ischemia associated with acute coronary syndrome. To this end, we are sponsoring a six-center, 45-patient Phase II clinical trial in Europe to assess the safety and feasibility of Hemopure, at low doses, as a potential cardioprotective agent in patients undergoing coronary angioplasty. The trial, which is being conducted in cardiac catheterization labs at academic hospitals in The Netherlands, Belgium and Germany, has reached 40 percent enrollment. We also intend to pursue a United States development plan for a cardiovascular indication.

o Continue Clinical Development of Hemopure for Trauma Indication. We plan to continue our current agreement with the NMRC using Congressionally appropriated funds totaling approximately $18.5 million to date (including the $7.0 million referenced above) to develop Hemopure for use in trauma patients and to cover military administrative costs.1 The NMRC is taking primary responsibility for designing and seeking acceptance by the United States Food and Drug Administration, or FDA, of a two-stage Phase II/III clinical trial protocol for trauma in the out-of-hospital setting, and is expected to be principally responsible for conducting the trial. We also recently initiated a 50-patient, Phase II clinical trial of Hemopure in trauma patients in a hospital setting at Johannesburg Hospital Trauma Unit, a teaching hospital and Level 1 trauma center in South Africa.

o Address FDA Issues. In pursuing both the cardiovascular and the trauma indications, as a prerequisite to further clinical trials sponsored by us in the United States, we will continue to address, and will seek to respond as soon as practicable to, relevant safety and other questions posed by the FDA arising out of our previously submitted biologics license application, or BLA, to market Hemopure in the United States for an orthopedic surgery indication. As part of these efforts, we plan to continue to evaluate the most expeditious path to regulatory approval for Hemopure in the United States and the European Union.

o Stabilize and Enhance Financial Position. In order to stabilize our financial position and enable us to continue to pursue our strategic plan, we also plan to seek additional capital through public or private sales of equity securities and, if appropriate, consider corporate collaborations for sharing development and commercialization costs. In addition, we plan to continue to aggressively manage expenses, including by further staff reductions if appropriate. Since September 2003, our workforce has been reduced by more than two-thirds, from 246 employees at September 30, 2003 to 70 employees at July 31, 2004. Over this same time period we also significantly decreased our other marketing and manufacturing-related expenditures and deferred capital expenditures. Due to fixed manufacturing costs, our costs to produce Oxyglobin will continue to exceed Oxyglobin revenues and result in losses unless and until Hemopure receives approval from the FDA or analogous European regulatory authorities and we are able to generate substantial sales of Hemopure so that we are fully utilizing our manufacturing capacity. To reduce the amount of our losses, we are also limiting Oxyglobin sales and, as a result, we expect substantially lower product sales for the foreseeable future than we had in fiscal 2003.


-------------------
*        $5,102,900 of this amount is from Grant DAMD17-02-1-0697. The U.S.
         Army Medical Research Acquisition Activity, 820 Chandler Street, Fort Detrick, MD 21702-5014, is the awarding and administering acquisition office. Completion of the proposed Phase II/III out-of-hospital clinical trial of Hemopure in trauma is contingent upon further program funding.

THE OFFERING



Securities offered..................      Up to 25,000,000 shares of Class A
                                          Common Stock at $0.39 per share

                                          Warrants to purchase up to
                                          12,500,000 shares of our Class A
                                          common stock at an exercise price of
                                          $0.42 per share. Each investor will
                                          receive a warrant to purchase one
                                          share of our Class A common stock
                                          for every two shares of Class A
                                          common stock purchased in the
                                          offering.

                                          There is no minimum offering amount
                                          required to complete this offering.
                                          Accordingly, we may sell
                                          substantially less than 25,000,000
                                          shares of Class A common stock (and
                                          associated warrants) in this
                                          offering.

Shares of Class A common stock to
be outstanding after this offering
if all shares offered by this
prospectus supplement are sold.....       73,573,521 shares

Use of proceeds....................       We intend to use the net proceeds of
                                          this offering for general corporate
                                          purposes, including to meet working
                                          capital needs. Pending these uses,
                                          the net proceeds will be invested in
                                          an interest-bearing money market
                                          account with a financial
                                          institution.

Nasdaq National Market symbol......       BPUR



         The number of shares of Class A common stock shown above to be outstanding after this offering is based on the 48,573,521 shares outstanding as of August 25, 2004 and excludes:

         o 7,755,778 shares of our Class A common stock subject to options outstanding as of August 25, 2004 at a weighted average exercise price of $5.317 per share;

         o 653,008 shares of our Class A common stock that have been reserved for issuance upon future grants under our stock option plans as of August 25, 2004;

         o 2,868,208 shares of our Class A common stock that have been reserved for issuance upon exercise of outstanding warrants as of August 25, 2004 at a weighted average exercise price of $3.53 per share;

         o up to 12,500,000 shares of our Class A common stock that have been reserved for issuance upon exercise of warrants issued to investors in this offering;

         o up to 750,000 shares of our Class A common stock that have been reserved for issuance upon exercise of a warrant to be issued to the agent as described in "Plan of Distribution" in this prospectus supplement; and

         o 1,272,119 shares of our Class A common stock, representing the maximum number of shares of Class A common stock issuable upon conversion of our Class B common stock.

                                 RISK FACTORS

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW BEFORE MAKING AN INVESTMENT DECISION. YOU SHOULD ALSO REFER TO THE OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, INCLUDING INFORMATION INCORPORATED BY REFERENCE. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY RISKS AND UNCERTAINTIES WE FACE. ADDITIONAL RISKS AND UNCERTAINTIES NOT CURRENTLY KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL ALSO MAY IMPAIR OUR BUSINESS OPERATIONS. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION WOULD SUFFER. IN THAT EVENT THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT IN OUR SECURITIES. THE RISKS DISCUSSED BELOW ALSO INCLUDE FORWARD-LOOKING STATEMENTS AND OUR ACTUAL RESULTS AND ACTUAL EVENTS MAY DIFFER SUBSTANTIALLY FROM THOSE DISCUSSED IN THESE FORWARD-LOOKING STATEMENTS.


COMPANY RISKS


         WE HAVE A HISTORY OF LOSSES AND EXPECT FUTURE LOSSES.

         We have had annual losses from operations since our inception in 1984. In the fiscal years ended October 31, 2001, 2002 and 2003, we had losses from operations of $52,957,000, $46,657,000 and $47,312,000, respectively. We had a loss from operations of $32,505,000 in the nine-month period ended July 31, 2004, and we had an accumulated deficit of $461,049,000 as of July 31, 2004. We anticipate that we will continue to generate losses for the next several years. We cannot ensure that we will ever be able to achieve profitable operations even if Hemopure were to be approved by the FDA or the analogous European regulatory authorities.

         WE REQUIRE SIGNIFICANT FUNDING IN THE NEAR TERM, IN ADDITION TO THE FUNDING SOUGHT IN THIS OFFERING, IN ORDER TO CONTINUE TO OPERATE. WE WILL REQUIRE STOCKHOLDER APPROVAL TO INCREASE OUR AUTHORIZED COMMON STOCK IN ORDER TO RAISE FUNDS THROUGH ANY ADDITIONAL COMMON STOCK OFFERINGS. THERE IS NO MINIMUM OFFERING AMOUNT REQUIRED TO COMPLETE THIS OFFERING, AND WE MAY NOT BE ABLE TO RAISE SUFFICIENT PROCEEDS TO CONTINUE TO OPERATE.

         For us to continue to operate we require significant funding. To fund operations into February 2005, we expect that we will need to raise net proceeds (including the proceeds of this offering), after expenses and agent's fees, of approximately $8,000,000. There is no minimum offering amount required to complete this offering and we may sell substantially less than the 25,000,000 shares of Class A common stock (and associated warrants) offered by this prospectus supplement. The smaller the net proceeds from this offering, the shorter the time period during which the proceeds of this offering will support our operations. We cannot assure you that sufficient funds will be available to us from this offering or otherwise on terms that we deem acceptable, if they are available at all, to enable us to continue to operate and avoid bankruptcy.

         In addition, even if we sell all of the shares of Class A common stock offered hereby, we will need to raise significant additional funding before February 2005 in order to be able to continue to operate thereafter. We will need to obtain stockholder approval to increase our authorized common stock to raise additional funding through additional common stock sales. We also expect that we will be required under the Nasdaq Stock Market's Marketplace rules to obtain stockholder approval for any issuance of additional equity securities that would comprise more than 20 percent of Biopure's total shares of common stock outstanding at such time. We cannot assure you that we will be successful in obtaining any required stockholder approval, or if such approval is obtained that we will be successful in raising additional funds, if they are available at all, on terms that we deem acceptable or in an amount that would enable us to continue to operate for any period of time.

         OUR AUDITORS HAVE MODIFIED THEIR REPORT ON OUR MOST RECENTLY COMPLETED FISCAL YEAR WITH RESPECT TO OUR ABILITY TO CONTINUE AS A GOING CONCERN. WE EXPECT THAT THE AUDIT REPORT OF OUR INDEPENDENT AUDITOR ON OUR CONSOLIDATED FINANCIAL STATEMENTS FOR FISCAL 2004 WILL INCLUDE A GOING CONCERN MODIFICATION, WHICH MAY ADVERSELY AFFECT OUR ABILITY TO RAISE NEW CAPITAL.

         Our funds on hand and forecast sales at October 31, 2003 were not sufficient to fund our operations through the third quarter of fiscal 2004 and, as a result, the audit report of Ernst & Young LLP, our independent auditor, on our fiscal 2003 consolidated financial statements includes a going concern modification. This modification states that "the Company's recurring losses from operations and the current lack of sufficient funds to sustain its operations through the third quarter of fiscal 2004 raise substantial doubt about its ability to continue as a going concern."

         For us to remain a going concern we require significant funding. We cannot assure you that sufficient funds will be available to us from this offering and additional offerings, or otherwise on terms that we deem acceptable, if they are available at all, to enable us to continue as a going concern. Even if we sell all of the securities offered hereby and thereby successfully raise net proceeds in our target amount of $8,000,000, we expect that the amount so raised will support our operations only into February 2005 and that the audit report of our independent auditor on our consolidated financial statements for fiscal 2004 will include a going concern modification. The inclusion of a going concern modification in Ernst & Young LLP's audit opinion may materially and adversely affect our stock price and our ability to raise new capital.

         Our consolidated financial statements have been prepared on the basis of a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We have not made any adjustments to our consolidated financial statements as a result of the going concern modification to the report of our independent auditor. If we became unable to continue as a going concern, we would have to liquidate our assets and we might receive significantly less than the values at which they are carried on our consolidated financial statements. Any shortfall in the proceeds from the liquidation of our assets would directly reduce the amounts, if any, that holders of our common stock could receive in liquidation.

         FAILURE TO RAISE ADDITIONAL FUNDS WILL ADVERSELY AFFECT THE DEVELOPMENT, MANUFACTURE AND SALE OF OUR PRODUCTS.

         The development and regulatory processes for seeking and obtaining approval to market Hemopure in the United States and the European Union have been and will continue to be costly. We will require substantial working capital, in addition to the funds sought hereby, to develop, manufacture and sell Hemopure and to finance our operations until such time, if ever, as we can generate positive cash flow. We will also require substantial additional funding to continue working on questions raised by the FDA arising out of our previously-submitted BLA for an orthopedic surgery indication and to conduct additional human clinical trials for Hemopure. If Hemopure is approved by the FDA or the analogous European regulatory authorities, we expect that we will need to increase our manufacturing capacity, for which we will require significant additional funding. If additional financing is not available when needed or is not available on acceptable terms, we may be unable to successfully develop or commercialize Hemopure or to continue to operate. A sustained period in which financing is not available could force us to go out of business and/or to file for bankruptcy protection.

         IF WE CANNOT HIRE THE PERSONNEL WE NEED, BOTH OUR COSTS AND OUR ABILITY TO CONDUCT OPERATIONS MAY BE ADVERSELY AFFECTED.

         We have recently appointed a new president and chief executive officer and formed an interim operating team, which includes our CEO and outside consultants, to assist us in our clinical, regulatory and operations functions. Thus, we currently rely to a significant extent on outside consultants for several key positions, which may be a less cost-effective alternative than hiring employees for these positions. We expect that, in the future, we will need to recruit and retain personnel for several important positions. To the extent that our ability to fund future operations depends on raising additional capital, our ability to recruit qualified personnel may be adversely affected.

         WE MAY FAIL TO OBTAIN FDA APPROVAL FOR HEMOPURE, IN WHICH EVENT WE CANNOT MARKET HEMOPURE IN THE UNITED STATES.

         We will not be able to market Hemopure in the United States unless and until we receive FDA approval. As described above under "Prospectus Supplement Summary -- Strategy," in pursuing both the cardiac and trauma indications for Hemopure, as a prerequisite to further clinical trials for Hemopure sponsored by us in the United States, we intend to continue to address, and will seek to respond as soon as practicable to, the FDA's safety and other questions arising out of our previously-submitted BLA for an orthopedic surgery indication. Addressing these questions requires considerable data gathering and analysis. We must rely on contractors to complete some of the work. We have been delayed, and could be further delayed, in responding either by the contractors' failure or inability to timely complete their tasks or by other unanticipated delays or difficulties. For example, one of the four preclinical studies we are conducting was delayed by the unavailability of the investigator. Accordingly, we cannot assure investors as to if or when we will be able to respond fully to all of these questions. Furthermore, the FDA may find that our responses do not adequately address its questions and that the results of pre-clinical animal studies the FDA has asked for do not adequately address its concerns.

         Moreover, even if we adequately address the FDA's questions, we will need to obtain FDA approval for, and complete, human clinical trials to obtain FDA marketing authorization for Hemopure for the cardiac and trauma indications, and most likely to obtain FDA approval for the orthopedic surgery indication proposed in our previously-submitted BLA. In the case of the cardiovascular indication, because it would be a new indication for Hemopure, we will most likely need to file with the FDA an investigational new drug application, or IND, and may only commence human clinical trials for this indication if we are able to satisfy any objections the FDA raises. Accordingly, we cannot assure investors if or when we will be able to commence a U.S. clinical trial of Hemopure for a cardiac indication, or that we will be able to conduct or satisfactorily conclude additional clinical trials required to obtain FDA marketing authorization for this indication. In the case of the trauma indication, as noted above under "Prospectus Supplement Summary -- Strategy," the NMRC is taking primary responsibility for designing and seeking FDA acceptance of a two-stage Phase II/III clinical protocol for trauma in the out-of-hospital setting and is expected to be principally responsible for conducting the trial. The FDA may delay or withhold such acceptance, or if it grants such acceptance and the trial is commenced and concluded, the results of the trial may not support marketing authorization of Hemopure for the proposed trauma indication. Similarly, in the case of our previously-submitted BLA for the orthopedic surgery indication, we would most likely be required to conduct additional clinical trials, the design of which would be subject to FDA review, and the results of such trials may not support marketing authorization.

         In addition, future governmental action or existing or changes in FDA policies or precedents may result in delays or rejection of an application for marketing approval. The FDA has considerable discretion in determining whether to grant marketing approval for a drug, and may delay or deny approval even in circumstances where the applicant's clinical trials have proceeded in compliance with FDA procedures and regulations and have met the established end points of the trials. Despite all of our efforts, the FDA could refuse to grant marketing authorization for Hemopure. Challenges to FDA determinations are generally time consuming and costly, and rarely succeed. We can give no assurance that we will obtain FDA marketing authorization for Hemopure in any indication.

         IF WE FAIL TO OBTAIN REGULATORY APPROVALS IN FOREIGN JURISDICTIONS, WE WILL NOT BE ABLE TO MARKET HEMOPURE ABROAD.

         We also intend to seek to market Hemopure in international markets, including the European Union. Whether or not FDA marketing authorization has been obtained, we must obtain separate regulatory approvals in order to market our products in the European Union and many other foreign jurisdictions. The regulatory approval processes differ among these jurisdictions, and the time needed to secure marketing approvals may be longer than that required for FDA approval. These applications may require the completion of additional pre-clinical and clinical studies and disclosure of information relating to manufacturing and controls. Approval in any one jurisdiction does not ensure approval in a different jurisdiction. As a result, obtaining foreign approvals will require additional expenditures and significant amounts of time. We can give no assurance that we will obtain marketing authorization for Hemopure in any foreign jurisdiction other than South Africa.

         CLINICAL TRIALS ARE EXTREMELY COSTLY AND SUBJECT TO NUMEROUS RISKS AND UNCERTAINTIES.

         To gain regulatory approval from the FDA and analogous European regulatory authorities for the commercial sale of any product, including Hemopure, we must demonstrate in clinical trials, and satisfy the FDA and foreign regulatory authorities as to, the safety and efficacy of the product. Clinical trials are expensive and time-consuming, as is the regulatory review process. Clinical trials are also subject to numerous risks and uncertainties not within our control. For example, data we obtain from pre-clinical and clinical studies are susceptible to varying interpretations that could impede regulatory approval. Further, some patients in our clinical trials may have a high risk of death, age-related disease or other adverse medical events that may not be related to our product. These events may affect the statistical analysis of the safety and efficacy of our product. If we obtain marketing authorization for a product, the authorization will be limited to the indication for which our clinical trials have demonstrated the product is safe and effective.

         In addition, many factors could delay or result in termination of ongoing or future clinical trials. Results from ongoing or completed pre-clinical or clinical studies or analyses could raise concerns over the safety or efficacy of a product candidate. For example, in April, 2003, the FDA placed our proposed Phase II clinical trial of Hemopure for the treatment of trauma on clinical hold citing safety concerns based on a review of data from our

Phase III clinical trial in patients undergoing surgery. We cannot assure investors that the FDA will not place other clinical trials we sponsor on hold in the future. A clinical trial may also experience slow patient enrollment or insufficient drug supplies. Patients may experience adverse medical events or side effects, and there may be a real or perceived lack of effectiveness of, or of safety issues associated with, the product we are testing.

         We may not have the financial resources to fund required trials and our operations until FDA marketing authorization for Hemopure is obtained, if ever.

         WE CANNOT EXPAND INDICATIONS FOR HEMOPURE UNLESS WE RECEIVE FDA APPROVAL FOR EACH PROPOSED INDICATION.

         The FDA requires a separate approval for each proposed indication for the use of Hemopure in the United States. In order to market Hemopure for more than one indication, we will have to design additional clinical trials, submit the trial designs to the FDA for review and complete those trials successfully. If the FDA approves Hemopure for an indication, it may require a label cautioning against Hemopure's use for indications for which it has not been approved.

         THE SECURITIES AND EXCHANGE COMMISSION STAFF HAS PRELIMINARILY DETERMINED TO RECOMMEND A CIVIL INJUNCTIVE PROCEEDING AGAINST US AND SEVERAL OF OUR FORMER AND CURRENT OFFICERS AND DIRECTORS. WE AND SEVERAL OF OUR FORMER AND CURRENT DIRECTORS AND OFFICERS ARE SUBJECT TO CONSOLIDATED CLASS ACTION LAWSUITS AND WE AND SEVEN OF OUR FORMER AND CURRENT DIRECTORS ARE SUBJECT TO CONSOLIDATED DERIVATIVE ACTIONS. THESE PROCEEDINGS COULD RESULT IN ONE OR MORE SUBSTANTIAL FINES, JUDGMENTS OR SETTLEMENTS THAT MAY EXCEED THE AMOUNT OF, OR NOT BE COVERED BY, OUR INSURANCE POLICIES.

         During the fourth quarter of fiscal 2003, we were notified of a confidential investigation by the Securities and Exchange Commission. On December 22, 2003, we and our former chief executive officer and board member and our former senior vice president, regulatory and operations, each received a "Wells Notice" from the SEC staff indicating the staff's preliminary determination to recommend that the SEC bring a civil injunctive proceeding against the Company and such former officers. On April 29, 2004, our current chairman, a former director, our current chief technology officer and our current general counsel each also received a Wells Notice from the SEC staff indicating the staff's preliminary determination to recommend that the SEC bring a civil injunctive proceeding against them. We have responded in writing to the "Wells Notice" received by the Company. To our knowledge, no formal recommendation has been made to date and we do not know what action, if any, the SEC staff may finally recommend.

         Following our announcement of the Wells Notices, a number of class action lawsuits, subsequently consolidated, were filed against us and several of our former and current executive officers. In addition, all members of our board of directors as of December 22, 2003 and the Company are named as defendants in two derivative actions filed in January of 2004, and subsequently consolidated, claiming that such directors breached fiduciary duties in connection with the same disclosures that are the subject of the class action lawsuits. Details about the SEC investigation, the class actions and the derivative actions are contained in our most recent report on Form 10-Q which is incorporated herein by reference. We believe the class action lawsuits and derivative actions are without merit, and we intend to defend against them vigorously.

         There can be no assurance as to the outcome of any of these proceedings. Members of our board of directors and management may spend considerable time and effort cooperating with the SEC in its investigation and defending the class action lawsuits and derivative actions, which may adversely affect our business, results of operations and financial condition. We may incur substantial costs in connection with these proceedings, including significant legal expenses, fines, judgments or settlements that exceed the amount of, or are not covered by, our insurance policies. In addition, the uncertainty about the possible effect of these matters on our financial condition may adversely affect our stock price and our ability to raise capital.

         THE LIMITATIONS OF OUR DIRECTOR AND OFFICER LIABILITY INSURANCE MAY MATERIALLY HARM OUR BUSINESS AND FINANCIAL CONDITION.

         Our director and officer liability insurance policies provide limited liability protection relating to the SEC investigation, the securities class actions and derivative lawsuits against us and certain of our current and former officers and directors. If these policies do not adequately cover expenses and liabilities relating to these proceedings, our financial condition could be materially harmed. The lawsuits and SEC investigation may make renewal of our director and officer liability insurance in July 2005 or thereafter expensive or unavailable. Increased premiums could materially harm our financial results in future periods. The inability to obtain this coverage due to its unavailability or prohibitively expensive premiums would make it more difficult to retain and attract officers and directors and expose us to potentially self-funding potential future liabilities ordinarily mitigated by director and officer liability insurance.

         IF WE CANNOT FIND APPROPRIATE MARKETING PARTNERS, WE MAY NOT BE ABLE TO MARKET AND DISTRIBUTE HEMOPURE EFFECTIVELY.

         Our success depends, in part, on our ability to market and distribute Hemopure effectively. We have no experience in the sale or marketing of medical products for humans. In the event that we obtain FDA approval of Hemopure, we may choose initially to market Hemopure using an independent distributor. Any such distributor:

         o    might not be successful in marketing Hemopure;

         o might, at its discretion, limit the amount and timing of resources it devotes to marketing Hemopure; and

         o might terminate its agreement with us and abandon our products at any time whether or not permitted by the applicable agreement.

         If we do not enter into a satisfactory distributorship agreement, we may be required to seek an alternative arrangement such as an alliance with a pharmaceutical company, or recruiting, training and retaining a marketing staff and sales force of our own. We may not be successful in obtaining satisfactory distributorship agreements or entering into alternative arrangements.

         IF WE CANNOT GENERATE ADEQUATE, PROFITABLE SALES OF HEMOPURE, WE WILL NOT BE SUCCESSFUL.

         To succeed, we must develop Hemopure commercially and sell adequate quantities of Hemopure at a high enough price to generate a profit. We may not accomplish either of these objectives. To date, we have focused our efforts on developing Hemopure, establishing its safety and efficacy and seeking marketing approval. Uncertainty exists regarding the potential size of the market for Hemopure and the price that we can charge for it. Additionally, the size of the market will be affected by the indication(s) for which Hemopure is approved and will be greatly reduced if reimbursement for the cost of Hemopure is not available from health insurance companies or government programs.

         IF WE CANNOT OBTAIN MARKET ACCEPTANCE OF HEMOPURE, WE WILL NOT BE ABLE TO GENERATE ADEQUATE, PROFITABLE SALES.

         Even if we succeed in obtaining marketing approval for Hemopure, a number of factors may affect future sales of our product. These factors include:

         o whether and how quickly physicians accept Hemopure as a cost-effective and therapeutic alternative to other products, in particular, donated human blood; and

         o whether medical care providers or the public accept the use of a bovine-derived protein in transfusions or as a therapeutic in cardiovascular disease, particularly in light of public perceptions in the United States, Europe and elsewhere about the risk of "mad cow disease."

         IF WE FAIL TO COMPLY WITH GOOD MANUFACTURING PRACTICES, WE MAY NOT BE ABLE TO SELL OUR PRODUCTS.

         To obtain the approval of the FDA and analogous European regulatory authorities to sell Hemopure, we must demonstrate to them that we can manufacture Hemopure in compliance with the applicable good manufacturing practices, commonly known as GMPs. GMPs are stringent requirements that apply to all aspects of the manufacturing process. We are subject to inspections of the FDA and analogous European regulatory authorities at any time to determine whether we are in compliance with GMP requirements. If we fail to manufacture in compliance with GMPs, these regulatory authorities may refuse to approve Hemopure or may take other enforcement actions with respect to Hemopure.

         THE MANUFACTURING PROCESS FOR HEMOPURE IS COMPLICATED AND TIME-CONSUMING, AND WE MAY EXPERIENCE PROBLEMS THAT WOULD LIMIT OUR ABILITY TO MANUFACTURE AND SELL HEMOPURE.

         Our products are biologics and require product characterization steps that are more complicated, time-consuming and onerous than those required for most chemical pharmaceuticals. Accordingly, we employ multiple steps to attempt to control the manufacturing processes. Minor deviations in these manufacturing processes or other problems could result in unacceptable changes in the products that result in lot failures, increased production scrap, shipment delays, product recalls or product liability, all of which could negatively impact our results of operations.

         WE MANUFACTURE AT A SINGLE LOCATION AND, IF WE WERE UNABLE TO UTILIZE THIS FACILITY, WE WOULD NOT BE ABLE TO MANUFACTURE FOR AN EXTENDED PERIOD OF TIME.

         We manufacture at a single location located in Massachusetts with ancillary facilities in Pennsylvania and New Hampshire. Damage to any of these manufacturing facilities due to fire, contamination, natural disaster, power loss, riots, unauthorized entry or other events could cause us to cease manufacturing. For example, if our Massachusetts manufacturing facility were destroyed, it could take approximately two years or more to rebuild and qualify it. In the reconstruction period, we would not be able to manufacture product and thus would have no supply of Hemopure for research and development, clinical trials or sales following exhaustion of finished goods in inventory. A new facility would take longer to construct.

         IF HEMOPURE RECEIVES REGULATORY APPROVAL, WE MUST EXPAND OUR MANUFACTURING CAPACITY TO DEVELOP OUR BUSINESS, WHICH WILL REQUIRE SUBSTANTIAL THIRD PARTY FINANCING. FAILURE TO INCREASE OUR MANUFACTURING CAPACITY MAY IMPAIR HEMOPURE'S MARKET ACCEPTANCE AND PREVENT US FROM ACHIEVING
PROFITABILITY.

         If Hemopure is approved by the FDA or the analogous European regulatory authorities, we will need to construct new manufacturing capacity in order to develop our business. The increase in our manufacturing capacity is dependent upon our obtaining substantial financing from third parties. Third parties can be expected to be unwilling to commit to finance a new manufacturing facility so long as we do not have approval of the FDA or the analogous European regulatory authorities to market Hemopure. We cannot assure you that sufficient financing for new manufacturing capacity will be available or, if available, will be on terms that are acceptable to us. We expect that, once we have the required significant financing in place, it would take 30 to 36 months, or more, to build a large Hemopure manufacturing facility and to qualify and obtain facility approval from the FDA and analogous European regulatory authorities.

         WE WILL FACE RISKS, INCLUDING THE RISK OF SCALE-UP OF OUR PROCESSES, IN THE CONSTRUCTION OF ANY NEW MANUFACTURING CAPACITY, AND IN TURN COULD ENCOUNTER DELAYS, HIGHER THAN USUAL REJECTS, ADDITIONAL REVIEWS AND TESTS OF UNITS PRODUCED AND OTHER COSTS ATTENDANT TO AN INABILITY TO MANUFACTURE SALEABLE PRODUCT.

         If Hemopure is approved for marketing in a major market and receives market acceptance, we may experience difficulty manufacturing enough of the product to meet demand. The manufacturing processes we currently employ to produce small quantities of material for research and development activities and clinical trials may not be successfully scaled up for production of commercial quantities at a reasonable cost or at all. If we cannot manufacture sufficient quantities of Hemopure, we may not be able to build our business or operate profitably. In addition, if we cannot fill orders for Hemopure, customers might turn to alternative products and may choose not to use Hemopure even after we have addressed our capacity shortage.

         OUR LACK OF OPERATING HISTORY MAKES EVALUATING OUR BUSINESS DIFFICULT.

         Proceeds from the sales of equity securities, payments to fund our research and development activities, licensing fees, and interest income have provided almost all of our funding to date. We have no operating history of selling Hemopure upon which to base an evaluation of our business and our prospects.

         IF WE ARE NOT ABLE TO PROTECT OUR INTELLECTUAL PROPERTY, COMPETITION COULD FORCE US TO LOWER OUR PRICES, WHICH MIGHT REDUCE PROFITABILITY.

         We believe that our patents, trademarks and other intellectual property rights, including our proprietary know-how, will be important to our success. Accordingly, the success of our business will depend, in part, upon our ability to defend our intellectual property against infringement by third parties. We cannot guarantee that our intellectual property rights will protect us adequately from competition from similar products or that additional products or processes we discover or seek to commercialize will receive adequate intellectual property protection.

In addition, third parties may successfully challenge our intellectual property. For example, one of our European patents was the subject of an opposition proceeding. A competitor may seek to employ arguments made during the opposition to challenge claims in other issued patents that are in the same patent family, including United States patents. We have not filed patent applications in every country. In certain countries, obtaining patents for our products, processes and uses may be difficult or impossible. Patents issued in regions other than the United States and Europe may be harder to enforce than, and may not provide the same protection as, patents obtained in the United States and Europe.

         FAILURE TO AVOID INFRINGEMENT OF OTHERS' INTELLECTUAL PROPERTY RIGHTS COULD IMPAIR OUR ABILITY TO MANUFACTURE AND MARKET OUR PRODUCTS.

         We cannot guarantee that our products and manufacturing process will be free of claims by third parties alleging that we have infringed their intellectual property rights. Several third parties hold patents with claims to compositions comprising polymerized hemoglobin and their methods of manufacture and use. One or more of these third parties may assert that our activities infringe claims under an existing patent. Such a claim could be asserted while we are still developing or marketing Hemopure. Any such claim could be expensive and time-consuming to defend, and an adverse litigation result or a settlement of litigation could require us to pay damages, obtain a license from the complaining party or a third party, develop non-infringing alternatives or cease using the challenged trademark, product or manufacturing process. Any such result could be expensive or result in a protracted plant shutdown, in turn adversely affecting our ability to operate profitably.

         There can be no assurance that we would prevail in any intellectual property infringement action, will be able to obtain a license to any third party intellectual property on commercially reasonable terms, successfully develop non-infringing alternatives on a timely basis, or license alternative non-infringing trademarks, products, or manufacturing processes, if any exist, on commercially reasonable terms. Any significant intellectual property impediment to our ability to develop and commercialize Hemopure would seriously harm our business and prospects.

         OUR PROFITABILITY WILL BE ADVERSELY AFFECTED IF WE INCUR PRODUCT LIABILITY CLAIMS IN EXCESS OF OUR INSURANCE COVERAGE.

         The testing and marketing of medical products, even after FDA approval, have an inherent risk of product liability. We maintain limited product liability insurance coverage in the total amount of $20,000,000. However, our profitability will be adversely affected by a successful product liability claim in excess of our insurance coverage. We cannot guarantee that product liability insurance will be available in the future or be available on reasonable terms.

         REPLACING OUR SOLE SOURCE SUPPLIERS FOR KEY MATERIALS COULD RESULT IN UNEXPECTED DELAYS AND EXPENSES.

         We obtain some key materials, including membranes and chemicals, and services from sole source suppliers. All of these materials are commercially available elsewhere. If such materials or services were no longer available at a reasonable cost from our existing suppliers, we would need to purchase substitute materials from new suppliers. If we need to locate a new supplier, the substitute or replacement materials or facilities will need to be tested for equivalency. Such equivalency tests could significantly delay development of a product, delay or limit commercial sales of FDA-approved products, if any, and cause us to incur additional expense.

         We obtain bovine hemoglobin from one abattoir and from herds that are located in two states of the United States. We cannot predict the future effect, if any, on us of the recent discovery of "mad cow" disease in the United States. Any quarantine affecting herds that supply us or a shut down of the abattoir we source from could have a material adverse effect on us, as we would have to find, validate and obtain FDA approval of new sources of supply or new facilities.

         RECENTLY ENACTED CHANGES IN THE SECURITIES LAWS AND REGULATIONS ARE LIKELY TO INCREASE OUR COSTS.

         The Sarbanes-Oxley Act of 2002, which became law in July 2002, has required changes in some of our corporate governance, securities disclosure and compliance practices. In response to the requirements of that Act, the SEC and the Nasdaq have promulgated new rules and listing standards covering a variety of subjects. Compliance with these new rules and listing standards has increased our legal and financial and accounting costs, and we expect these increased costs to continue. These developments may make it more difficult and more expensive for us to obtain director and officer liability insurance. Likewise, these developments may make it more difficult for us to attract and retain qualified members of our board of directors, particularly independent directors, or qualified executive officers.

         As directed by Section 404 of the Sarbanes-Oxley Act of 2002, the SEC adopted rules requiring public companies to include a report of management on the company's internal controls over financial reporting in their annual reports on Form 10-K that contains an assessment by management of the effectiveness of the company's internal controls over financial reporting. In addition, the public accounting firm auditing the company's financial statements must attest to and report on management's assessment of the effectiveness of the company's internal controls over financial reporting. This requirement will first apply to our annual report on Form 10-K for our fiscal year ending October 31, 2005. If our independent auditors are unable to provide us with an unqualified report as to the effectiveness of our internal controls over financial reporting as of October 31, 2005 and future year-ends as required by Section 404 of the Sarbanes-Oxley Act of 2002, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of your securities.

         PROVISIONS OF OUR RESTATED CERTIFICATE OF INCORPORATION AND BY-LAWS COULD IMPAIR OR DELAY STOCKHOLDERS' ABILITY TO REPLACE OR REMOVE OUR MANAGEMENT AND COULD DISCOURAGE TAKEOVER TRANSACTIONS THAT A STOCKHOLDER MIGHT CONSIDER TO BE IN ITS BEST INTEREST.

         Provisions of our restated certificate of incorporation and by-laws, as well as our stockholders rights plan, could impede attempts by stockholders to remove or replace our management or could discourage others from initiating a potential merger, takeover or other change of control transaction, including a potential transaction at a premium over market price that a stockholder might consider to be in its best interest. In particular:

         o Our restated certificate of incorporation does not permit stockholders to take action by written consent and provides for a classified board of directors, and our by-laws provide that stockholders who wish to bring business before an annual meeting of stockholders or to nominate candidates for election of directors at an annual meeting of stockholders must deliver advance notice of their proposals to us before the meeting. These provisions could make it more difficult for a party to replace our board of directors by requiring two annual stockholder meetings to replace a majority of the directors, making it impossible to remove or elect directors by written consent in lieu of a meeting and making it more difficult to introduce business at meetings.

         o Our stockholder rights plan may have the effect of discouraging any person or group that wishes to acquire more than 20% of our Class A common stock from doing so without obtaining our agreement to redeem the rights. If our agreement to redeem the rights is not obtained, the acquiring person or group would suffer substantial dilution.


INDUSTRY RISKS


         INTENSE COMPETITION COULD HARM OUR FINANCIAL PERFORMANCE.

         The biotechnology and pharmaceutical industries are highly competitive. There are a number of companies, universities and research organizations actively engaged in research and development of products that may be similar to, or alternatives to, Hemopure for orthopedic surgery, trauma or cardiac disease indications. We are aware that at least one public company competitor, Northfield Laboratories Inc., is in the advanced stages of developing a hemoglobin-based oxygen carrier produced from human blood that has passed its expiration date for human transfusion. Northfield's product is in a Phase III clinical trial for a trauma indication. We are also aware that companies are conducting clinical trials of hemoglobin-based or perfluorocarbon oxygen carriers. The products being developed by these companies are intended for use in humans and as such could compete, if approved by regulatory authorities, with Hemopure. We could also encounter competition in the cardiovascular indication from certain medical devices currently under development.

         Increased competition could diminish our ability to become profitable or affect our profitability in the future. Our existing and potential competitors:

         o    are conducting clinical trials of their products;

         o might have or be able to access substantially greater resources than we have and be better equipped to develop, manufacture and market their products;

         o may have their products approved for marketing prior to Hemopure; and

         o may develop superior technologies or products rendering our technology and products non-competitive or obsolete.

         STRINGENT, ONGOING GOVERNMENT REGULATION AND INSPECTION OF OUR PRODUCTS COULD LEAD TO DELAYS IN THE MANUFACTURE, MARKETING AND SALE OF OUR PRODUCTS.

         The FDA and comparable foreign regulatory authorities continue to regulate products even after they receive marketing authorization. If the FDA or comparable foreign regulatory authorities approve Hemopure, its manufacture and marketing will be subject to ongoing regulation, including compliance with current good manufacturing practices, adverse event reporting requirements and the FDA's general prohibitions against promoting products for unapproved or "off-label" uses. We are also subject to inspection and market surveillance by the FDA and comparable foreign regulatory authorities for compliance with these and other requirements. Any enforcement action resulting from failure, even by inadvertence, to comply with these requirements could affect the manufacture and marketing of Hemopure. In addition, the FDA or comparable foreign regulatory authorities could withdraw a previously approved product from the applicable market(s) upon receipt of newly discovered information. Furthermore, the FDA or comparable foreign regulatory authorities could require us to conduct additional, and potentially expensive, studies in areas outside our approved indications. Also, unanticipated changes in existing regulations or the adoption of new regulations could affect and make more expensive the continued manufacturing and marketing of our products.

         HEALTH CARE REFORM AND CONTROLS ON HEALTH CARE SPENDING MAY LIMIT THE PRICE WE CAN CHARGE FOR HEMOPURE AND THE AMOUNT WE CAN SELL.

         The federal government and private insurers have considered ways to change, and have changed, the manner in which health care services are provided in the United States. Potential approaches and changes in recent years include controls on health care spending and the creation of large purchasing groups. In the future, it is possible that the government may institute price controls and limits on Medicare and Medicaid spending. These controls and limits might affect the payments we collect from sales of our products. Assuming we succeed in bringing Hemopure to market, uncertainties regarding future health care reform and private market practices could affect our ability to sell Hemopure in large quantities at profitable pricing.

         UNCERTAINTY OF THIRD-PARTY REIMBURSEMENT COULD AFFECT OUR
PROFITABILITY.

         Sales of medical products largely depend on the reimbursement of patients' medical expenses by governmental health care programs and private health insurers. Even if Hemopure is approved for marketing, there is no guarantee that governmental health care programs or private health insurers would reimburse for purchases of Hemopure, or reimburse a sufficient amount to permit us to sell Hemopure at high enough prices to generate a profit.


INVESTMENT RISKS

         WE MAY NOT CONTINUE TO QUALIFY FOR LISTING ON THE NASDAQ NATIONAL MARKET, WHICH MAY CAUSE THE VALUE OF YOUR INVESTMENT IN OUR COMPANY TO SUBSTANTIALLY DECREASE.

         We may be unable to meet the listing requirements of the Nasdaq National Market, or Nasdaq NM, in the future. To maintain our listing on the Nasdaq NM, we are required, among other things, to maintain a minimum bid price per share of at least $1.00. In June 2004, we received notice from the Nasdaq NM that the daily minimum bid price of our Class A common stock fell, and remained below, $1.00 for 30 consecutive business days. As a result, we are out of compliance with the $1.00 minimum bid price for continued inclusion of our Class A common stock in the Nasdaq NM. We have 180 calendar days (until December 14, 2004) to regain compliance, and we will have an additional 180 calendar days, if at December 14, 2004 we meet the initial listing criteria for the Nasdaq NM other than the bid price requirement. We may not be able to regain compliance with the minimum bid price requirement of the Nasdaq NM. If we are unable to regain compliance within the required period, and are further unable to meet the criteria for initial inclusion on the Nasdaq NM through other measures to increase our per share bid price, our Class A common stock may be delisted from the Nasdaq NM. Delisting from the Nasdaq NM would adversely affect the trading price and limit the liquidity of our common stock and therefore cause the value of your investment in our company to substantially decrease.

         IF WE SELL ADDITIONAL SHARES, OUR STOCK PRICE MAY DECLINE.

         Until we are profitable, we will need significant additional funds to develop our business and sustain our operations. Any additional sales of shares of our common stock are likely to have a dilutive effect on our then existing stockholders. Subsequent sales of these shares in the open market could also have the effect of lowering our stock price, thereby increasing the number of shares we may need to issue in the future to raise the same dollar amount and consequently further diluting our outstanding shares. These future sales could also have an adverse effect on the market price of our shares and could result in additional dilution to the holders of our shares.

         The perceived risk associated with the possible sale of a large number of shares could cause some of our stockholders to sell their stock, thus causing the price of our stock to decline. In addition, actual or anticipated downward pressure on our stock price due to actual or anticipated sales of stock could cause some institutions or individuals to engage in short sales of our common stock, which may itself cause the price of our stock to decline.

         If our stock price declines, we may be unable to raise additional capital. A sustained inability to raise capital could force us to go out of business. Significant declines in the price of our common stock could also impair our ability to attract and retain qualified employees, reduce the liquidity of our common stock and result in the delisting of our common stock from the Nasdaq NM.

         THERE IS NO MARKET FOR OUR WARRANTS AND WE DO NOT EXPECT AN ACTIVE MARKET FOR OUR WARRANTS TO DEVELOP.

         There is no market for our warrants and none is expected to develop after this offering. We are not required, and have no plans, to list the warrants on Nasdaq NM or any other securities exchange or automatic quotation system. We expect that there will be a limited number of holders of warrants after this offering. In the absence of a market, holders of warrants will likely find it difficult to sell warrants expeditiously, at favorable prices or at all.

         SHARES ELIGIBLE FOR FUTURE SALE MAY CAUSE THE MARKET PRICE FOR OUR COMMON STOCK TO DROP SIGNIFICANTLY, EVEN IF OUR BUSINESS IS DOING WELL.

         We cannot predict the effect, if any, that future sales of our common stock or the availability of shares for future sale will have on the market price of our common stock from time to time. Substantially all of our outstanding shares of Class A common stock are freely tradeable in the public market, unless acquired by our affiliates. Other shares of our common stock issued in the future, including shares issued upon exercise of outstanding options and warrants, may become available for resale in the public market from time to time, and the market price of shares of our common stock could drop significantly if the holders of these shares sell them or are perceived by the market as intending to sell them.

         OUR STOCK PRICE HAS BEEN AND MAY CONTINUE TO BE HIGHLY VOLATILE, WHICH MAY ADVERSELY AFFECT HOLDERS OF OUR STOCK AND OUR ABILITY TO RAISE CAPITAL.

         The trading price of our common stock has been and is likely to continue to be extremely volatile. During the period from November 1, 2001 through September 9, 2004, the trading price of our stock has ranged from a low of $0.46 per share (on September 3, 2004) to a high of $20.30 per share (on November 6, 2001). Our stock price and trading volume could be subject to wide fluctuations in response to a variety of factors, including, but not limited to, the following:

         o    failure to identify and hire permanent key personnel;

         o an inability to obtain or the perception that we will be unable to obtain adequate financing to fund our operations;

         o FDA action or delays in FDA action on Hemopure or competitors' products;

         o the outcome of SEC investigations, or any litigation or threatened litigation;

         o publicity regarding actual or potential medical results relating to products under development by us or our competitors;

         o actual or potential pre-clinical or clinical trial results relating to products under development by us or our competitors;

         o    delays in our testing and development schedules;

         o events or announcements relating to our relationships with others, including the status of potential transactions with investors, licensees and other parties;

         o announcements of technological innovations or new products by our competitors;

         o developments or disputes concerning patents or proprietary rights;

         o regulatory developments in the United States and foreign countries;

         o economic and other factors, as well as period-to-period fluctuations in our financial results;

         o    market conditions for pharmaceutical and biotechnology stocks;
              and

         o communications from the Nasdaq NM concerning delisting or potential delisting.

         External factors may also adversely affect the market price for our common stock. Our common stock currently trades on the Nasdaq NM under the symbol "BPUR." The price and liquidity of our common stock may be significantly affected by the overall trading activity and market factors on the Nasdaq NM.


                          FORWARD-LOOKING STATEMENTS

         This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Except for strictly historical information contained herein, matters discussed in this report constitute forward-looking statements. When used herein, the words "expects," "estimates," "intends," "plans," "should," "anticipates" and similar expressions are intended to identify such forward-looking statements. Actual results could differ materially from those set forth in the forward-looking statements. Forward-looking statements include those that imply that we will be able to commercially develop Hemopure, that in pursuing the cardiovascular and trauma indications we will be able to successfully address the safety and other questions of the FDA arising out of our previously submitted BLA for an orthopedic surgery indication, that our expectations regarding the NMRC assuming and carrying out primary responsibility for conducting a two-stage Phase II/III clinical trial in the out-of-hospital setting will be met, that we will be able to obtain regulatory approvals required for the marketing and sale of Hemopure or any other product in a major market, that anticipated milestones will be met in the expected timetable, that any pre-clinical or clinical trials will be successful, that Hemopure, if it receives regulatory approval, will attain market acceptance and be manufactured and sold in the quantities anticipated or that we will be able to stabilize and enhance our financial position. Actual results may differ materially from those set forth in the forward-looking statements due to risks and uncertainties that exist in our operations and business environment. These risks include, without limitation, uncertainties concerning this offering of common stock and warrants, including the size, timing and our ability to complete the offering or future offerings, the availability of sufficient financing to continue operations, changes in our cash needs, our stage of product development, history of operating losses and accumulated deficit, uncertainties and possible delays related to clinical trials and regulatory approvals, possible healthcare reform, our limited manufacturing capability, marketing, market acceptance and competition and the other factors identified under "Risk Factors" in this prospectus supplement. All forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus are based on information available to us on the date such statements were made. In light of the substantial risks and uncertainties inherent in all future projections, the inclusion of forward-looking statements in this report should not be regarded as representations by us that our objectives or plans will be achieved. We undertake no obligation to update any forward-looking statement or to release publicly the results of revisions to any forward-looking statement to reflect events or circumstances after the date hereof.

                                USE OF PROCEEDS

         If all of the 25,000,000 Class A common stock (and associated warrants) offered hereby are sold, we expect that we will receive net proceeds of approximately $8,341,250, after deducting underwriting discounts and commissions and estimated offering expenses that we will pay. There is no minimum offering amount required to complete this offering. Accordingly, we may sell substantially less than 25,000,000 shares of Class A common stock (and associated warrants) in this offering and the net proceeds of this offering may be significantly less than $8,341,250.

         We intend to use the net proceeds of our sales of Class A common stock (and associated warrants) in this offering for general corporate purposes, including to meet working capital needs. Pending these uses, the net proceeds will be invested in an interest-bearing money market account with a financial institution.



                          PRICE RANGE OF COMMON STOCK

         Our Class A common stock trades on the Nasdaq NM under the symbol "BPUR." The high and low intraday sales prices of our Class A common stock as reported by the Nasdaq NM have been as follows:

                                                            High         Low
Fiscal Year Ended October 31, 2002
         First Quarter...............................     $20.30       $8.75
         Second Quarter..............................      13.26        6.14
         Third Quarter...............................       8.95        4.95
         Fourth Quarter..............................       8.00        3.20

Fiscal Year Ended October 31, 2003
         First Quarter...............................       5.75        2.18
         Second Quarter..............................       4.30        2.43
         Third Quarter...............................       7.20        3.44
         Fourth Quarter..............................       9.03        2.80

Fiscal Year Ended October 31, 2004
         First Quarter...............................       3.75        1.78
         Second Quarter..............................       2.25        1.23
         Third Quarter...............................       1.07        0.53
         Fourth Quarter (to September 9, 2004).......       1.16        0.46

         The last reported sales price of the Class A common stock on the Nasdaq NM on September 9, 2004 was $0.48 per share. As of August 25, 2004, there were outstanding 48,573,521 shares of our Class A common stock.


                                DIVIDEND POLICY

         We do not pay cash dividends on our common stock and do not intend to declare or pay dividends in the foreseeable future.

                          DESCRIPTION OF COMMON STOCK


CLASS A COMMON STOCK

         The holders of our Class A common stock are entitled to one vote per share on all matters submitted to our stockholders. The holders of our Class A common stock are entitled to receive dividends as and when declared by our board of directors.

         Upon any liquidation, dissolution or winding up of Biopure, holders of Class A common stock are entitled to ratable distribution, with the holders of the Class B common stock, of the assets available for distribution to our stockholders.

         Holders of Class A common stock do not have preemptive rights or cumulative voting rights.


CLASS B COMMON STOCK

         Except as required by law, the holders of Class B common stock have no voting rights and have no right to receive dividends on their Class B common stock.

         The shares of Class B common stock are convertible into Class A common stock after the receipt of FDA approval for the commercial sale of Hemopure for use as an oxygen transport material in humans. The conversion ratio is based on a valuation of Biopure at the time of conversion which cannot exceed $3.0 billion. The maximum number of shares of Class A common stock issuable upon conversion of the Class B common stock is 1,272,119 and the minimum is 646,660. We will not issue any additional shares of Class B common stock.

         In the event of a liquidation, dissolution or winding up of Biopure, holders of Class B common stock are entitled to ratable distribution on an as-converted basis, with the holders of the Class A common stock, of the assets available for distribution to our stockholders. For this purpose, the currently outstanding shares of Class B common stock would be convertible into approximately 1,052,395 shares of Class A common stock.

                            DESCRIPTION OF WARRANTS

         Each investor will receive a warrant to purchase one share of our Class A common stock for every two shares of Class A common stock purchased in this offering. The warrants will be issued pursuant to warrant agreements executed by us. Each warrant entitles the holder thereof to purchase one share of our Class A common stock at an exercise price equal to $0.42 per share. The warrants will be exercisable at any time to and including the fifth anniversary of the date of the issuance of the warrants. The warrants may be exercised by surrendering to us the warrant agreement evidencing the warrants to be exercised with the accompanying exercise notice, appropriately completed, duly signed and delivered, together with cash payment of the exercise price. At any time on or after the date that is the 18th month anniversary of the issuance of the warrants, we may, by written notice to the holders of the warrants, require such holders to exercise their warrants in full within the 20 business days following the date of such notice; provided, however, that we may only deliver such notice if the daily volume weighted average price per share of our Class A common stock for each of the ten consecutive trading days ended immediately prior to the date of the notice is more than twice the exercise price of the warrants. Any warrants not exercised by the holder thereof before the close of business on the 20th business day after the date of our notice shall expire and be void.

         Upon surrender of the warrant agreement, with the exercise notice appropriately completed and duly signed and cash payment of the exercise price, on and subject to the terms and conditions of the warrant agreement, we will deliver or cause to be delivered, to or upon the written order of such holder, the number of whole shares of Class A common stock to which the holder is entitled, which shares may, at the option of the Company, be delivered in book-entry form. If less than all of the warrants evidenced by a warrant agreement are to be exercised, a new warrant agreement will be issued for the remaining number of warrants.

         Holders of warrants will be able to exercise their warrants only if a registration statement relating to the shares of Class A common stock underlying the warrants is then in effect, or the exercise of such warrants is exempt from the registration requirements of the Securities Act. A holder of a warrant also will be able to exercise their warrants only if the shares of Class A common stock underlying the warrant are qualified for sale or are exempt from qualification under the applicable securities or blue sky laws of the states in which such holder (or other persons to whom it is proposed that shares be issued on exercise of the warrants) reside.

         The exercise price and the number and type of securities purchasable upon exercise of warrants are subject to adjustment upon certain corporate events, including certain combinations, consolidations, liquidations, mergers, recapitalizations, reclassifications, reorganizations, stock dividends and stock splits, a sale of all or substantially all of our assets and certain other events.

         No fractional warrant shares will be issued upon exercise of the warrants. The warrants do not confer upon holders any voting or other rights as stockholders of the Company.

                             PLAN OF DISTRIBUTION

         Pursuant to an agency agreement, we engaged C.E. Unterberg, Towbin, LLC as our exclusive agent to solicit offers to purchase our Class A common stock and warrants in this offering. C.E. Unterberg, Towbin, LLC is not obligated to purchase any shares of our Class A common stock or warrants offered hereby for its own account, but it has agreed to use its reasonable best efforts to arrange for the sale of up to 25,000,000 shares of our Class A common stock and warrants to purchase up to 12,500,000 additional shares of our Class A common stock. We will enter into securities purchase agreements directly with the investors in connection with this offering. Assuming purchase agreements are executed by investors as currently contemplated, on and subject to the terms and conditions of the purchase agreements, investors will agree to purchase, and we will agree to sell, up to an aggregate of 25,000,000 shares of our Class A common stock and warrants to purchase up to 12,500,000 additional shares of our Class A common stock. The purchase agreements will provide for, and closing thereunder will be facilitated by, an escrow arrangement whereby each investor will be required to deposit into an escrow account the amount of the purchase price for the shares of Class A common stock subscribed for by such investor, which amount will be distributed to us at the closing.

         We expect that the shares of Class A common stock will be delivered only in book-entry form through The Depository Trust Company, New York, New York on or about September 15, 2004. Warrants will be evidenced by a warrant agreement delivered concurrently with book-entry delivery of such Class A common stock.

         C.E. Unterberg, Towbin, LLC's compensation for acting as agent for this offering will consist of a cash fee equal to 6.5% of the gross proceeds from the sale of shares of Class A common stock and warrants in this offering, a warrant to purchase a number of shares of our Class A common stock equal to 3% of the shares of Class A common stock sold in this offering and reimbursement of expenses described below. The warrant issued to C.E. Unterberg, Towbin, LLC will be exercisable for a period of five years from the date of issuance and will have an exercise price equal to $0.53 per share of Class A common stock, subject to adjustment as provided in the warrant. C.E. Unterberg, Towbin, LLC will be restricted from selling, transferring, assigning or hypothecating the warrant or any shares issued on exercise of the warrant for 180 days under the rules of the National Association of Securities Dealers, Inc. and has entered into a lock-up agreement to that effect. We have also granted C.E. Unterberg, Towbin, LLC certain rights of first refusal to act as our advisor and provide investment banking services to us in the future. These rights of first refusal are considered by the NASD to be compensation received by C.E. Unterberg, Towbin, LLC in connection with its service as agent for this offering, and such rights of first refusal are ascribed a value equal to 1% of the proceeds of this offering under NASD rules.

         The following table sets forth the cash fee and warrants to be paid to C.E. Unterberg, Towbin, LLC for this offering on a per share basis and assuming all of the shares offered hereby are sold at the closing.



                                    Per Share of Class A     Maximum Total
                                        Common Stock

         Agent Fee..............          $0.02535              $633,750
         Agent Warrants.........         0.03 shares         750,000 shares

         There is no minimum offering amount required to complete this offering. Accordingly, we may sell substantially less than 25,000,000 shares of Class A common stock (and associated warrants), in which case our net proceeds would be substantially reduced and the total agent fee and total agent warrants may be substantially less than the maximum total referred to above.

         We have also agreed to reimburse C.E. Unterberg, Towbin, LLC for reasonable expenses including fees and disbursements of counsel incurred by C.E. Unterberg, Towbin, LLC in connection with this offering, estimated to be approximately $225,000.

         The expenses directly related to this offering, not including the agent fee, are estimated to be approximately $775,000 and will be paid by us. Expenses of the offering, exclusive of the agent fee, include C.E. Unterberg, Towbin, LLC's reimbursable expenses, our legal and accounting fees, printing expenses, transfer agent fees, Nasdaq

NM listing fees and miscellaneous fees. We have agreed to indemnify C.E. Unterberg, Towbin, LLC and its controlling persons from and against, and to make contributions for payments made by such person with respect to, certain liabilities, including liabilities arising under the Securities Act.

         Each of our executive officers and directors have agreed that, without the prior written consent of C.E. Unterberg, Towbin, LLC, they will not offer, sell, contract to sell, pledge or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition by them, their affiliates or persons in privity with them of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position with respect to, any shares of our Class A common stock or any securities convertible into or exercisable or exchangeable for shares of our Class A common stock, now or hereafter owned of record or beneficially by them, or publicly announce an intention to effect any such transaction, for a period commencing on the date of this prospectus supplement and ending 90 days thereafter. The restrictions described above do not apply to:

         o    transfers pursuant to a court order, decree or settlement,

         o pledges of Class A common stock or other securities to a bank or other financial institution, transfers of Class A common stock or other securities to members of the immediate family of the director or executive officer or to a corporation, partnership, limited liability company or other entity wholly-owned by him or her or members of his or her immediate family, transfers to charitable organizations, or transfers to any trust for the direct or indirect benefit of the director or executive officer or his or her immediate family; provided in each such case the transferee agrees to be bound by the lock-up restrictions, and

         o the exercise of options and transfers of shares of Class A common stock to us that are used to pay taxes applicable to the exercise of options in accordance with our stock option arrangements.

         In connection with this offering, C.E. Unterberg, Towbin, LLC may engage in transactions that stabilize, maintain or otherwise affect the market price of our Class A common stock. Any of these activities may maintain the market price of our Class A common stock at a level above that which might otherwise prevail in the open market. C.E. Unterberg, Towbin, LLC is not required to engage in these activities and, if commenced, may end any of these activities at any time. In connection with this offering, C.E. Unterberg, Towbin, LLC may distribute prospectuses electronically.

         C.E. Unterberg, Towbin, LLC and its affiliates in the future may provide financial services for us for which they may receive compensation.


                                 LEGAL MATTERS

         The validity of the shares of Class A common stock being offered hereby will be passed upon by Jane Kober, General Counsel of Biopure. Ms. Kober owns 3,290 shares of our Class A common stock and has options to acquire 286,673 shares of our Class A common stock. Ms. Kober also owns 10,000 shares of our Class A common stock which are restricted and subject to forfeiture. Certain legal matters related to the sale of the shares of our Class A common stock and warrants offered hereby will be passed upon for the Company by Skadden, Arps, Slate, Meagher & Flom LLP, Boston, Massachusetts. Certain legal matters related to the sale of the shares of our Class A common stock and warrants offered hereby will be passed upon for C.E. Unterberg, Towbin, LLC by Ropes & Gray LLP, Boston, Massachusetts.


                      WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents are on file with the SEC under the file number 001-15167. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C., 20549. You can request copies of these documents by contacting the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's website at www.sec.gov.

                          INCORPORATION BY REFERENCE

         This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3, including amendments, relating to the common stock and warrants to purchase common stock offered by this prospectus supplement and the accompanying prospectus, which has been filed with the SEC. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits and schedules thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of that contract or other document filed as an exhibit to the registration statement. For further information about us and the common stock offered by this prospectus supplement and the accompanying prospectus we refer you to the registration statement and its exhibits and schedules which may be obtained as described above.

         The SEC allows us to "incorporate by reference" the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information in the accompanying prospectus supersedes information incorporated by reference that we filed with the SEC before the date of the prospectus, and information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC before the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede prior information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering:

         o our annual report on Form 10-K for the fiscal year ended October 31, 2003 filed with the SEC on January 29, 2004, our amended annual report on Form 10-K/A for the fiscal year ended October 31, 2003 filed with the SEC on January 30, 2004 and our amended annual report on Form 10-K/A for the fiscal year ended October 31, 2003 filed with the SEC on August 11, 2004;

         o our quarterly reports on Form 10-Q for the fiscal quarter ended January 31, 2004 filed with the SEC on March 16, 2004 and for the fiscal quarter ended April 30, 2004 filed with the SEC on June 14, 2004;

         o our current reports on Form 8-K filed with the SEC on February 26, 2004, April 7, 2004, August 18, 2004 and September 10, 2004;
              and

         o the description of the Preferred Stock Purchase Rights contained in our registration statement on Form 8-A filed with the SEC on November 4, 1999; and

         o our definitive proxy statement on Schedule 14A filed with the SEC on February 27, 2004.

         You may obtain copies of these filings, at no cost, at the "Investor Relations" section of our website (www.biopure.com), and you may request copies of these filings, at no cost, by writing or telephoning us at:

                              Biopure Corporation
                             Attention: Secretary
                               11 Hurley Street
                              Cambridge, MA 02141
                           Telephone: (617) 234-6500


         Except for the SEC filings that are incorporated by reference, the information contained on our website is not a part of this prospectus supplement or the accompanying prospectus.

                                  PROSPECTUS

                              BIOPURE CORPORATION

                            Shares of Common Stock
                  Warrants to Purchase Shares of Common Stock



                  This prospectus will allow us to issue shares of common stock and warrants to purchase shares of common stock over time in one or more offerings. This means:

         o we will provide a prospectus supplement each time we issue common stock or warrants;

         o the prospectus supplement will inform you about the specific terms of that offering and may also add, update or change information contained in this document; and

         o you should read this document and any prospectus supplement carefully before you invest.

                  The aggregate offering price of the shares of common stock and warrants to be issued by us pursuant to this prospectus may be up to $50,000,000.

                  INVESTING IN OUR COMMON STOCK OR WARRANTS INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 3 FOR A DISCUSSION OF FACTORS YOU SHOULD CONSIDER BEFORE BUYING OUR COMMON STOCK.

                  Our common stock is traded on The Nasdaq Stock Market under the symbol "BPUR." On July 2, 2003, the last reported sale price for our common stock on The Nasdaq Stock Market was $6.08 per share.

                  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is July 3, 2003.

                               TABLE OF CONTENTS



                                                                          Page


BIOPURE CORPORATION..........................................................2

RISK FACTORS.................................................................3

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION..................12

DESCRIPTION OF COMMON STOCK.................................................13

DESCRIPTION OF WARRANTS.....................................................14

WHERE YOU CAN FIND MORE INFORMATION.........................................14

USE OF PROCEEDS.............................................................15

PLAN OF DISTRIBUTION........................................................15

LEGAL MATTERS...............................................................20

EXPERTS.....................................................................20


You should rely only on the information contained or incorporated by reference in this prospectus. "Incorporated by reference" means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making, nor will we make, an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any supplement to this prospectus is current only as of the dates on their covers. Our business, financial condition, results of operations and prospects may have changed since that date.

                              BIOPURE CORPORATION

                  Biopure was incorporated in Delaware in 1984. Our executive offices are located at 11 Hurley Street, Cambridge, Massachusetts 02141, and our telephone number is (617) 234-6500.

                  Biopure(R), Hemopure(R) and Oxyglobin(R) are registered trademarks of Biopure.

                                 RISK FACTORS

         AN INVESTMENT IN THE COMMON STOCK OFFERED BY THIS PROSPECTUS IS VERY RISKY. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN ADDITION TO THE INFORMATION IN THE REMAINDER OF THIS PROSPECTUS BEFORE DECIDING TO PURCHASE THE COMMON STOCK.

         THESE RISKS AND UNCERTAINTIES ARE NOT THE ONLY ONES WE FACE. OTHERS THAT WE DO NOT KNOW ABOUT NOW, OR THAT WE DO NOT NOW THINK ARE IMPORTANT, MAY IMPAIR OUR BUSINESS OR THE TRADING PRICE OF OUR SECURITIES.

COMPANY RISKS

WE MAY NOT BE ABLE TO CONTINUE AS A GOING CONCERN, AS OUR FUNDS ARE SUFFICIENT TO FUND OPERATIONS ONLY UNTIL NOVEMBER 2003

         Ernst & Young LLP, our independent auditors, have included a going concern modification in their audit opinion on our consolidated financial statements for the fiscal year ended October 31, 2002, which states that "the Company's recurring losses from operations and the current lack of sufficient funds to sustain its operations through the second quarter of fiscal 2003 raise substantial doubt about its ability to continue as a going concern."

         We expect our cash position to fund operations until November 2003 per our current operating plan. We are exploring opportunities to raise additional capital through equity offerings, strategic alliances and other financing vehicles, but we cannot assure you that sufficient funds will be available to us on terms that we deem acceptable, if they are available at all. The inclusion of a going concern modification in Ernst & Young LLP's audit opinion may materially and adversely affect our ability to raise new capital.

         Our financial statements have been prepared on the basis of a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We have not made any adjustments to our financial statements as a result of the going concern opinion. If we cannot continue as a going concern, we may have to liquidate our assets and we may receive significantly less than the values at which they are carried on our financial statements. Any shortfall in the proceeds from the liquidation of our assets would directly reduce the amounts that holders of our common stock would receive, if anything, in liquidation.

FAILURE TO RAISE ADDITIONAL FUNDS MAY AFFECT THE DEVELOPMENT, MANUFACTURE AND SALE OF OUR PRODUCTS

         We require substantial working capital to develop, manufacture and sell our products and to finance our operations until such time (if ever) as we are able to generate positive operating cash flow. We will need additional funding for, among other things, additional pre-clinical and clinical studies to support expanded indications for Hemopure, the commercial launch of Hemopure (subject to approval by the FDA in the United States or other regulatory authorities elsewhere) and manufacturing capacity. In order to fund our planned operations through April 30, 2004, the end of the second quarter of our 2004 fiscal year, we estimate that we will need to raise approximately $32,000,000.

         If additional financing is not available when needed or is not available on acceptable terms, we may be unable to develop products, build manufacturing capacity or fulfill other important goals. A sustained period in which financing is not available could force us to go out of business.

IF WE FAIL TO OBTAIN FDA APPROVAL WE CANNOT MARKET HEMOPURE IN THE UNITED STATES

         We will not be able to market Hemopure in the United States unless and until we receive FDA approval. We have filed an application for approval with the FDA, and the application was accepted for review on October 1, 2002. The FDA has advised that it will have completed its review and take action on the application by August 29, 2003. We believe that our completed pivotal Phase III clinical trials are consistent with the FDA's most recent guidance on the design and efficacy and safety endpoints required for approval of products such as Hemopure for use in surgical indications. However, the FDA could change its view, require a change in study design or require additional data or even further clinical trials, including trials for indications other than those for which the pending application seeks approval, prior to approval of Hemopure. The FDA could refuse to grant a marketing authorization. Trials are expensive and time-consuming. Obtaining FDA approval generally takes years and consumes substantial capital resources with no assurance of ultimate success.

IF WE FAIL TO OBTAIN REGULATORY APPROVALS IN FOREIGN JURISDICTIONS WE WILL NOT BE ABLE TO MARKET HEMOPURE ABROAD

         We also intend to market our products in international markets, including Europe. We must obtain separate regulatory approvals in order to market our products in Europe and many other foreign jurisdictions. The regulatory approval processes differ among these jurisdictions. Approval in any one jurisdiction does not ensure approval in a different jurisdiction. As a result, obtaining foreign approvals will require additional expenditures and significant amounts of time.

WE CANNOT EXPAND INDICATIONS FOR OUR PRODUCTS UNLESS WE RECEIVE FDA APPROVAL FOR EACH PROPOSED INDICATION

         The FDA requires a separate approval for each proposed indication for the use of Hemopure in the United States. We have applied for an indication for Hemopure that will only involve its perioperative use in patients undergoing orthopedic surgery. Subsequently, we expect to expand Hemopure's indications. To do so, we will have to design additional clinical trials, submit the trial designs to the FDA for review and complete those trials successfully. We cannot guarantee that the FDA will approve Hemopure for any indication. We can only promote Hemopure in the United States for indications that have been approved by the FDA. The FDA may require a label cautioning against Hemopure's use for indications for which it has not been approved.

         The FDA has approved the use of our veterinary product, Oxyglobin, for the treatment of anemia in dogs, regardless of the cause of the anemia. Supplemental approvals are required to market Oxyglobin for any new indications or additional species. We cannot guarantee that we will receive such approvals.

IF WE CANNOT FIND APPROPRIATE MARKETING PARTNERS, WE MAY NOT BE ABLE TO MARKET AND DISTRIBUTE HEMOPURE EFFECTIVELY

         Our success depends, in part, on our ability to market and distribute Hemopure effectively. We have no experience in the sale or marketing of medical products for humans. In the event that we obtain FDA approval of Hemopure, we may require the assistance of one or more experienced pharmaceutical companies to market and distribute Hemopure effectively.

         If we seek an alliance with an experienced pharmaceutical company:

         o we may be unable to find a collaborative partner, enter into an alliance on favorable terms, or enter into an alliance that will be successful;

         o any partner to an alliance might, at its discretion, limit the amount and timing of resources it devotes to marketing Hemopure; and

         o any marketing partner or licensee might terminate its agreement with us and abandon our products at any time without significant payments, whether or not permitted by the applicable agreement.

         If we do not enter into alliances to market and distribute our products, we may not be successful in entering into alternative arrangements, whether engaging independent distributors, or recruiting, training and retaining a marketing staff and sales force of our own.

IF WE CANNOT GENERATE ADEQUATE, PROFITABLE SALES OF HEMOPURE, WE WILL NOT BE SUCCESSFUL

         To succeed as a company, we must develop Hemopure commercially and sell adequate quantities of Hemopure at a high enough price to generate a profit. We may not accomplish either of these objectives. To date, we have focused our efforts on developing our products and establishing their safety and efficacy. Uncertainty exists regarding the potential size of the market for Hemopure and the price that we can charge for it. Additionally, the size of the market will be greatly reduced if reimbursement for the cost of Hemopure is not available.

IF WE CANNOT OBTAIN MARKET ACCEPTANCE OF HEMOPURE, WE WILL NOT BE ABLE TO GENERATE ADEQUATE, PROFITABLE SALES

         Even if we succeed in obtaining marketing approval for Hemopure, a number of factors may affect future sales of our product. These factors include:

         o whether and how quickly physicians accept Hemopure as a cost-effective and therapeutic alternative to other products, in particular, donated human blood. It may take longer than we anticipate to obtain market acceptance; and

         o whether medical care providers or the public accept the use of a bovine-derived protein in transfusions, particularly in light of public perceptions in Europe and elsewhere about the risk of "mad cow disease"; notwithstanding the certification of the product's safety with regard to agents causing this category of disease by the European Directorate for the Quality of Medicines.

IF WE FAIL TO COMPLY WITH GOOD MANUFACTURING PRACTICES, WE MAY NOT BE ABLE TO SELL OUR PRODUCTS

         To obtain FDA approval to sell our products, we must demonstrate to the FDA that we can manufacture our products in compliance with the FDA's good manufacturing practices, commonly known as GMPs. GMPs are stringent requirements that apply to all aspects of the manufacturing process. We are subject to periodic FDA inspections to determine whether we are in compliance with the GMP requirements. If we fail to manufacture in compliance with GMPs, the FDA may refuse to approve our products or take other enforcement action with respect to products that we are distributing commercially.

BECAUSE THE MANUFACTURING PROCESS FOR OUR PRODUCTS IS COMPLICATED AND TIME-CONSUMING, WE MAY EXPERIENCE PROBLEMS THAT WOULD LIMIT OUR ABILITY TO MANUFACTURE AND SELL OUR PRODUCTS

         As with any manufactured product, problems can occur during our production processes. These problems can result in increased production scrap, which can reduce operating margins. These problems could also require us to delay shipments, recall previously shipped product or be unable to supply product for a period of time, all of which could negatively impact our results of operations. Contamination or defects could result in a material recall in the future, which could adversely affect our results of operations.

WE MANUFACTURE OUR PRODUCTS AT A SINGLE LOCATION AND, IF WE WERE UNABLE TO UTILIZE THIS FACILITY, WE WOULD NOT BE ABLE TO MANUFACTURE AND SELL THESE PRODUCTS FOR AN EXTENDED PERIOD OF TIME

         We manufacture our products at a single location located in Massachusetts with ancillary facilities in Pennsylvania and New Hampshire. Damage to any of these manufacturing facilities due to fire, contamination, natural disaster, power loss, riots, unauthorized entry or other events could cause us to cease the manufacturing of our products. If our Massachusetts manufacturing facility were destroyed, it could take approximately two years or more to rebuild and qualify it. Our proposed new manufacturing facility is expected to take 30 months or more to build. In the reconstruction period, we would not be able to sell our products, exclusive of finished goods in inventory.

WE ARE DEPENDENT ON THIRD PARTIES TO FINANCE EXPANSION OF OUR MANUFACTURING CAPACITY, AND FAILURE TO INCREASE MANUFACTURING CAPACITY MAY IMPAIR HEMOPURE'S MARKET ACCEPTANCE AND PREVENT US FROM ACHIEVING PROFITABILITY

         We will need to construct additional manufacturing facilities to meet annual demand in excess of our current capacity. If Hemopure receives market acceptance, we may experience difficulty manufacturing enough of the product to meet demand. If we cannot manufacture sufficient quantities of Hemopure, we may not be able to operate profitably. In addition, if we cannot fill orders for Hemopure, customers might turn to alternative products and may choose not to use Hemopure even after we have addressed our capacity shortage.

         We will face risks, including the risk of scale-up of our processes, in any new construction, and in turn could encounter delays, higher than usual rejects, additional reviews and tests of units produced and other costs attendant to an inability to manufacture saleable product.

         The construction of our proposed new manufacturing facility in Sumter, South Carolina is dependent upon financing from third parties. Groundbreaking for this facility has been delayed and could be delayed further as a result of delays in obtaining such financing. We cannot assure you that sufficient financing for this facility will be available, or if available, will be on terms that are acceptable to us. The completion of this facility or the addition of comparable manufacturing capacity is a key milestone in our plan for future operations. The later the date of completion of additional manufacturing capacity, the more financing we will need for working capital.

OUR LACK OF OPERATING HISTORY MAKES EVALUATING OUR BUSINESS DIFFICULT

         Licensing fees, proceeds from the sales of equity securities and payments to fund our research and development activities comprise almost all of our funding to date. We have no operating history of selling our products in large quantities upon which to base an evaluation of our business and our prospects. Consequently, we have no experience on which to predict future commercial success.

WE HAVE A HISTORY OF LOSSES AND EXPECT FUTURE LOSSES

         We have had annual losses from operations since our inception in 1984. In the fiscal years ended October 31, 2000, 2001 and 2002, we had losses from operations of $40,434,000, $52,957,000 and $46,657,000, respectively, and we had an accumulated deficit of $381,631,000 as of October 31, 2002. We expect to continue to incur losses from operations until we are able to develop Hemopure commercially and generate a profit. We cannot assure you that we will ever be able to achieve profitable operations.

IF WE ARE NOT ABLE TO PROTECT OUR INTELLECTUAL PROPERTY, COMPETITION COULD FORCE US TO LOWER OUR PRICES, WHICH MIGHT REDUCE PROFITABILITY

         We believe that our patents, trademarks and other intellectual property rights, including our proprietary know-how, will be important to our success. Our business position will depend, in part, upon our ability to defend our existing patents and engage in our business free of claims of infringement by third parties. We will need to obtain additional patents for our products, the processes utilized to make our products and our product uses. We cannot guarantee that additional products or processes will achieve patent protection. In addition, third parties may successfully challenge our patents.

         We have not filed patent applications in every country. In certain countries, obtaining patents for our products, processes and uses may be difficult or impossible. Patents issued in regions other than the United States and Europe may be harder to enforce than, and may not provide the same protection as, patents obtained in the United States and Europe.

FAILURE TO AVOID INFRINGEMENT OF OTHERS' INTELLECTUAL PROPERTY RIGHTS COULD IMPAIR OUR ABILITY TO MANUFACTURE AND MARKET OUR PRODUCTS

         We cannot guarantee that our products and manufacturing process will be free of claims by third parties alleging that we have infringed their patents. Any such claim could be expensive and time-consuming to defend, and an adverse litigation result or a settlement of litigation could require us either to obtain a license from the complaining party or to change our manufacturing process. Either result could be expensive or result in a protracted plant shutdown, in turn adversely affecting our ability to make a profit.

         A third party could also allege that our products are used in a manner that violates a use patent. Such a claim, if valid, would also be expensive to defend, and either an adverse litigation result or a settlement could limit or preclude us from marketing our product for the patented use and, in turn, adversely affect our sales revenues.

OUR PROFITABILITY WILL BE AFFECTED IF WE INCUR PRODUCT LIABILITY CLAIMS IN EXCESS OF OUR INSURANCE COVERAGE

         The testing and marketing of medical products, even after FDA approval, have an inherent risk of product liability. We maintain limited product liability insurance coverage in the total amount of $20,000,000. However, our profitability will be adversely affected by a successful product liability claim in excess of our insurance coverage. We cannot guarantee that product liability insurance will be available in the future or be available on reasonable terms.

REPLACING OUR SOLE SOURCE SUPPLIERS FOR KEY MATERIALS COULD RESULT IN UNEXPECTED DELAYS AND EXPENSES

         We obtain some key materials, including membranes and chemicals, and services from sole source suppliers. All of these materials are commercially available elsewhere. If such materials or services were no longer available at a reasonable cost from our existing suppliers, we would need to purchase substitute materials from new suppliers. If we need to locate a new supplier, the substitute or replacement materials or facilities will most likely be tested for equivalency. Such equivalency tests could significantly delay development of a product, delay or limit commercial sales of an FDA-approved product and cause us to incur additional expense.

PROVISIONS OF OUR RESTATED CERTIFICATE OF INCORPORATION AND BY-LAWS COULD IMPAIR OR DELAY SHAREHOLDERS' ABILITY TO REPLACE OR REMOVE OUR MANAGEMENT AND COULD DISCOURAGE TAKEOVER TRANSACTIONS THAT A STOCKHOLDER MIGHT CONSIDER TO BE IN ITS BEST INTEREST

         Provisions of our Restated Certificate of Incorporation and by-laws, as well as our stockholders rights plan, could impede attempts by shareholders to remove or replace our management or could discourage others from initiating a potential merger, takeover or other change of control transaction, including a potential transaction at a premium over market price that a stockholder might consider to be in its best interest. In particular:

         o Our restated Certificate of Incorporation does not permit stockholders to take action by written consent and provides for a classified Board of Directors, and our by-laws provide that stockholders who wish to bring business before an annual meeting of shareholders or to nominate candidates for election of directors at an annual meeting of stockholders must deliver advance notice of their proposals to us before the meeting. These provisions could make it more difficult for a party to replace our board of directors by requiring two annual stockholder meetings to replace a majority of the directors, making it impossible to remove or elect directors by written consent in lieu of a meeting and making it more difficult to introduce business at meetings.

         o Our shareholder rights plan may have the effect of discouraging any person or group that wishes to acquire more than 20% of our class A common stock from doing so without obtaining our agreement to redeem the rights; if our agreement to redeem the rights is not obtained, the acquiring person or group would suffer substantial dilution.

         o Our restated Certificate of Incorporation provides that until July 31, 2003, two-thirds of our voting power, rather than a majority, is necessary to approve any merger, consolidation or sale of all or substantially all of our assets.

INDUSTRY RISKS

INTENSE COMPETITION COULD HARM OUR FINANCIAL PERFORMANCE

         The biotechnology and pharmaceutical industries are highly competitive. There are a number of companies, universities and research organizations actively engaged in research and development of products that may be similar to or alternatives to Hemopure.

         We are aware of three competitors that make periodic disclosures to the public. Northfield Laboratories Inc. and Hemosol Inc. are in advanced stages of developing hemoglobin-based oxygen carriers produced from expired human blood. Baxter International Inc. has announced that it is developing a recombinant hemoglobin-based oxygen carrier. Northfield's product is in advanced clinical trials. The products being developed by all three of these companies are intended for use in humans and as such could compete, if approved by regulatory authorities, with Hemopure.

         Increased competition could diminish our ability to become profitable or affect our profitability in the future. Our existing and potential competitors:

         o    are conducting clinical trials of their products;

         o may have substantially greater resources than we do and may be better equipped to develop, manufacture and market their products;

         o may have their products approved for marketing prior to Hemopure; and

         o may develop superior technologies or products rendering our technology and products non-competitive or obsolete.

STRINGENT, ONGOING GOVERNMENT REGULATION AND INSPECTION OF OUR PRODUCTS COULD LEAD TO DELAYS IN THE MANUFACTURE, MARKETING AND SALE OF OUR PRODUCTS

         The FDA continues to review products even after they receive FDA approval. If and when the FDA approves Hemopure, its manufacture and marketing will be subject to ongoing regulation, including compliance with current good manufacturing practices, adverse event reporting requirements and the FDA's general prohibitions against promoting products for unapproved or "off-label" uses. We are also subject to inspection and market surveillance by the FDA for compliance with these and other requirements. Any enforcement action resulting from failure, even by inadvertence, to comply with these requirements could affect the manufacture and marketing of Hemopure. In addition, the FDA could withdraw a previously approved product from the market upon receipt of newly discovered information. Furthermore, the FDA could require us to conduct additional, and potentially expensive, studies in areas outside our approved indications.

         We will be subject to a variety of regulations governing clinical trials and sales of our products outside the United States. Whether or not FDA approval has been obtained, we must secure approval of a product by the comparable non-U.S. regulatory authorities prior to the commencement of marketing of the product in a country. The approval process varies from country to country and the time needed to secure additional approvals may be longer than that required for FDA approval. These applications may require the completion of additional preclinical and clinical studies and disclosure of information relating to manufacturing and controls. Unanticipated changes in existing regulations or the adoption of new regulations could affect the manufacture and marketing of our products.

HEALTH CARE REFORM AND CONTROLS ON HEALTH CARE SPENDING MAY LIMIT THE PRICE WE CAN CHARGE FOR HEMOPURE AND THE AMOUNT WE CAN SELL

         The federal government and private insurers have considered ways to change, and have changed, the manner in which health care services are provided in the United States. Potential approaches and changes in recent years include controls on health care spending and the creation of large purchasing groups. In the future, it is possible that the government may institute price controls and limits on Medicare and Medicaid spending. These controls and limits might affect the payments we collect from sales of our products. Assuming we succeed in bringing Hemopure to market, uncertainties regarding future health care reform and private market practices could affect our ability to sell Hemopure in large quantities at profitable pricing.

UNCERTAINTY OF THIRD-PARTY REIMBURSEMENT COULD AFFECT OUR PROFITABILITY

         Sales of medical products largely depend on the reimbursement of patients' medical expenses by governmental health care programs and private health insurers. There is no guarantee that governmental health care programs or private health insurers will reimburse our sales of Hemopure, or permit us to sell our product at high enough prices to generate a profit.

INVESTMENT RISKS

POTENTIAL FOR DILUTION AND DECLINE OF THE PRICE OF OUR SHARES

         Our cash on hand is estimated to be sufficient to continue operations until November 2003 under our current operating plan. We will need additional funds to operate beyond this point and are exploring opportunities to raise capital through equity offerings, licensing arrangements and strategic alliances and other financing vehicles that could include an equity component.

         Any additional sale of shares may have a dilutive effect on our existing stockholders. Subsequent sales of these shares in the open market could also have the effect of lowering our stock price, thereby increasing the number of shares we may need to issue in the future to raise the same dollar amount and consequently further diluting our outstanding shares. These future sales could also have an adverse effect on the market price of our shares and could result in additional dilution to the holders of our shares.

         The perceived risk associated with the possible sale of a large number of shares could cause some of our stockholders to sell their stock, thus causing the price of our stock to decline. In addition, actual or anticipated downward pressure on our stock price due to actual or anticipated sales of stock could cause some institutions or individuals to engage in short sales of our common stock, which may itself cause the price of our stock to decline.

         If our stock price declines, we may be unable to raise additional capital. A sustained inability to raise capital could force us to go out of business. Significant declines in the price of our common stock could also impede our ability to attract and retain qualified employees, reduce the liquidity of our common stock and result in the delisting of our common stock from The Nasdaq Stock Market.

SHARES ELIGIBLE FOR FUTURE SALE MAY CAUSE THE MARKET PRICE FOR OUR COMMON STOCK TO DROP SIGNIFICANTLY, EVEN IF OUR BUSINESS IS DOING WELL

         We cannot predict the effect, if any, that future sales of our common stock or the availability of shares for future sale will have on the market price of our common stock from time to time. Substantially all of our outstanding shares of class A common stock are either freely tradable in the public market, unless acquired by our affiliates, or are "restricted securities" as that term is defined in Rule 144 under the Securities Act of 1933 and eligible for immediate sale in the public market pursuant to Rule 144, subject to certain volume and manner of sale limitations. Other shares of our common stock issued in the future, including shares issued upon exercise of outstanding options and warrants, may become available for resale in the public market from time to time, and the market price of shares of our common stock could drop significantly if the holders of these shares sell them or are perceived by the market as intending to sell them.

OUR STOCK PRICE HAS BEEN AND MAY CONTINUE TO BE HIGHLY VOLATILE, WHICH MAY ADVERSELY AFFECT HOLDERS OF OUR STOCK AND OUR ABILITY TO RAISE CAPITAL

         The trading price of our common stock has been and is likely to continue to be extremely volatile. During the period from November 1, 2000 through July 1, 2003, our stock price has ranged from a low of $2.18 per share (on January 29, 2003) to a high of $32.70 per share (on May 9, 2001). Further information regarding the trading price of our common stock is included on page 17 of our Annual Report on Form 10-K for the fiscal year ended October 31, 2002. Our stock price and trading volume could be subject to wide fluctuations in response to a variety of factors, including the following:

         o actual or potential clinical trial results relating to products under development by us or our competitors;

         o    delays in our testing and development schedules;

         o events or announcements relating to our relationships with others, including the status of potential transactions with investors, licensees and other parties;

         o announcements of technological innovations or new products by our competitors;

         o developments or disputes concerning patents or proprietary rights;

         o regulatory developments in the United States and foreign countries;

         o    FDA approval of Hemopure or competitors' products;

         o economic and other factors, as well as period-to-period fluctuations in our financial results;

         o    market conditions for pharmaceutical and biotechnology stocks;
              and

         o publicity regarding actual or potential medical results relating to products under development by us or our competitors.

External factors may also adversely affect the market price for our common stock. Our common stock currently trades on The Nasdaq Stock Market. The price and liquidity of our common stock may be significantly affected by the overall trading activity and market factors on The Nasdaq Stock Market.


          CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

         This prospectus contains forward-looking statements concerning, among other things, possible applications for marketing approval and other regulatory matters, clinical trials, plans for the development of Hemopure and business strategies. These forward-looking statements are identified by the use of such terms as "intends," "expects," "plans," "estimates,"
"anticipates," "should" and "believes." These statements reflect only management's current expectations.

         These forward-looking statements involve risks and uncertainties. There can be no assurance that we will be able to commercially develop our oxygen therapeutic products, that necessary regulatory approvals will be obtained, that anticipated milestones will be met in the expected timetable, that any clinical trials will be successful, or that any approved product will find market acceptance and be sold in the quantities anticipated. Actual results may differ from those projected in forward-looking statements due to risks and uncertainties that exist in our operations and business environment. These risks include, without limitation, Biopure's stage of product development, history of operating losses and accumulated deficits, and uncertainties and possible delays related to clinical trials, regulatory approvals, possible healthcare reform, manufacturing capacity, marketing, market acceptance, competition and the availability of sufficient financing to support operations, as well as the other risks and uncertainties described under "Risk Factors" on page 3 of this prospectus.

         We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures we make in our Form 10-Q, 8-K and 10-K reports to the SEC.

                          DESCRIPTION OF COMMON STOCK

CLASS A COMMON STOCK

         The holders of our Class A common stock are entitled to one vote per share on all matters submitted to our stockholders. The holders of our Class A common stock are entitled to receive dividends as and when declared by our board of directors.

         Upon any liquidation, dissolution or winding up of Biopure, holders of Class A common stock are entitled to ratable distribution, with the holders of the Class B common stock, of the assets available for distribution to our stockholders, after payment of the liquidation preferences due to the holders of our convertible preferred stock.

         Holders of Class A common stock do not have preemptive rights or cumulative voting rights.

CLASS B COMMON STOCK

         Except as required by law, the holders of Class B common stock have no voting rights and have no right to receive dividends on their Class B common stock.

         The shares of Class B common stock are convertible into Class A common stock after the receipt of FDA approval for the commercial sale of Hemopure for use as an oxygen transport material in humans. The conversion ratio is based on a valuation of Biopure at the time of conversion which cannot exceed $3.0 billion. The maximum number of shares of Class A common stock issuable upon conversion of the Class B common stock is 1,272,119 and the minimum is 646,667. We will not issue any additional shares of Class B common stock.

         In the event of a liquidation, dissolution or winding up of Biopure, holders of Class B common stock are entitled to ratable distribution, with the holders of the Class A common stock, of the assets available for distribution to our stockholders.

                            DESCRIPTION OF WARRANTS

         We may issue warrants for the purchase of shares of common stock. Warrants may be issued independently or together with common stock, and may be attached to or separate from any such common stock. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investor to whom they are issued, or between us and a bank or trust company, as warrant agent. If we use a warrant agent, the warrant agent will act solely as our agent for that series of warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete and is subject to, and qualified by reference to, the provisions of the warrant agreement that will be filed with the SEC.

                      WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents are on file with the SEC under the file number 001-15167. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C., 20549. You can request copies of these documents by contacting the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's website at www.sec.gov.

         This prospectus is part of a registration statement on Form S-3, including amendments, relating to the common stock and warrants offered by this prospectus, which has been filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of that contract or other document filed as an exhibit to the registration statement. For further information about us and the common stock offered by this prospectus we refer you to the registration statement and its exhibits and schedules which may be obtained as described above.

         The SEC allows us to "incorporate by reference" the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC before the date of this prospectus, while information that we file later with the SEC will automatically update and supersede prior information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering:

         o our Annual Report on Form 10-K for the fiscal year ended October 31, 2002;

         o our Quarterly Reports on Form 10-Q for the quarterly periods ended January 31, 2003 and April 30, 2003;

         o    our Current Report on Form 8-K filed on May 14, 2003;

         o    our Current Report on Form 8-K filed on March 13, 2003;

         o    our Current Report on Form 8-K filed on January 24, 2003; and

         o the description of the Preferred Stock Purchase Rights contained in our registration statement on Form 8-A filed on November 4, 1999.

         You may obtain copies of these filings, at no cost, at the "Investor Relations" section of our website (www.biopure.com), and you may request copies of these filings, at no cost, by writing or telephoning us at:

                              Biopure Corporation
                             Attention: Secretary
                               11 Hurley Street
                              Cambridge, MA 02141
                           Telephone: (617) 234-6500

Except for the SEC filings that are incorporated by reference, the information contained on our website is not a part of this prospectus.

                                USE OF PROCEEDS

         We cannot guarantee that we will receive any proceeds in connection with this offering.

         Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds of this offering, if any, for general corporate purposes, including capital expenditures and to meet working capital needs. Pending these uses, any net proceeds will be invested in investment-grade, interest-bearing securities.

         As of the date of this prospectus, we cannot specify particular uses for the net proceeds we might have from this offering. Accordingly, our management will have broad discretion in the application of net proceeds, if any.

                             PLAN OF DISTRIBUTION

         We may sell shares of common stock and warrants, from time to time, by any method permitted by the Securities Act of 1933, including in the following ways:

         o through one or more underwriters on a firm commitment or best-efforts basis;

         o through broker-dealers, who may act as agents or principals, including a block trade in which a broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o    directly to one or more purchasers;

         o upon the exercise of warrants or options, the conversion of convertible indebtedness or other convertible securities or the repayment of indebtedness that is repayable, at our option, in common stock;

         o    through agents;

         o    in privately negotiated transactions; and

         o    in any combination of these methods of sale.

         The applicable prospectus supplement will set forth the specific terms of the offering of common stock and/or warrants, including the name or names of any underwriters, dealers or agents; the purchase price of the securities and the proceeds to us from the sale; any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; and the initial offering price to the public and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which the common stock may be listed. Any public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

         The distribution of the common stock or warrants may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

         Any underwriters to whom common stock or warrants are sold for public offering and sale may make a market in the common stock or warrants, but the underwriters will not be obligated to do so and may discontinue any market making at any time and without notice. In connection with any offering, persons participating in the offering, such as any underwriters, may purchase and sell common stock or warrants in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the common stock or warrants, and syndicate short positions involve the sale by underwriters of a greater number of shares of common stock or warrants than they are required to purchase from us in the offering. Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the securities sold in the offering for their account may be reclaimed by the syndicate if the securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might prevail

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in the open market, and these activities, if commenced, may be discontinued at any time. These transactions may be effected on The Nasdaq Stock Market or otherwise.

         Offers to purchase common stock or warrants may be solicited by agents designated by us from time to time, which may include CMI. Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Broker-dealers or agents may also receive compensation from the purchasers of the securities for whom they sell as principals. Each particular broker-dealer will receive compensation in amounts negotiated in connection with the sale, which might be in excess of customary commissions. Broker-dealers or agents and any other participating broker-dealers may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act in connection with sales of the common stock or warrants. Accordingly, any commission, discount or concession received by them and any profit on the resale of the securities purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. Except as set forth below, we have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. As of the date of this prospectus, there are no special selling arrangements between any broker-dealer or other person and us. No period of time has been fixed within which the shares of common stock or warrants will be offered or sold.

         If required under applicable state securities laws, we will sell the securities only through registered or licensed brokers or dealers. In addition, in some states, we may not sell securities unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

         If the securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities. If underwriters are utilized in the sale of the securities, the securities may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.

         Our common stock or warrants may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriters are utilized in the sale of the securities, unless otherwise stated in the applicable prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters with respect to a sale of securities will be obligated to purchase all shares of common stock or warrants offered if any are purchased.

         We may grant to the underwriters options to purchase additional shares of common stock or warrants to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions, as may be set forth in the applicable prospectus supplement. If we grant any over-allotment option, the terms of the over-allotment option will be set forth in the applicable prospectus supplement.

         We have entered into a Standby Equity Distribution Agreement with CMI, dated as of April 16, 2003 and amended on July 1, 2003, under which we may issue and sell up to $10,000,000 of shares of our Class A common stock from time to time through CMI, as our exclusive agent for the offer and sale of the shares. As of July 1, 2003, approximately $3.9 million of such amount has been sold. The sales of common stock under this standby agreement will be made by any method permitted by law to be deemed an "at the market" offering as defined in Rule 415 promulgated under the Securities Act of 1933, including sales made directly on The Nasdaq National Market, the existing trading market for our common stock, or sales made to or through a market maker or through an electronic communications network, or in privately negotiated transactions.

         From time to time during the term of the standby agreement, we may deliver an issuance notice to CMI specifying the length of the selling period (not to exceed five trading days), the amount of common stock to be sold (not to exceed 300,000 shares during any selling period without CMI's prior written consent) and the minimum price below which sales may not be made (not less than $1.00 without CMI's prior written consent). Upon receipt of an issuance notice from us, and subject to the terms and conditions of the standby agreement, CMI has agreed to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell such shares on such terms. We or CMI may suspend the offering of shares of common stock at any time upon proper notice, upon which the selling period will terminate. Settlement for sales of common stock will occur on the trading day immediately following the last day of the selling period.

         We will pay CMI a commission equal to 1% of the sales price of all shares sold under the standby agreement. In addition, we have agreed to pay CMI a one-time program fee of $10,000 once at least $1,000,000 of shares of Class A common stock had been sold under the standby agreement. This program fee has been paid. We have also agreed to reimburse CMI for its reasonable documented out-of-pocket expenses in connection with the standby agreement, some of which have been paid.

         In connection with the execution of the standby agreement, we have also issued to CMI a warrant to purchase 50,000 shares of our class A common stock. The warrant has an exercise price equal to the closing price of our class A common stock on April 16, 2003, subject to customary anti-dilution provisions, and has a term of five years. We have agreed to register under the Securities Act of 1933 the shares of class A common stock issuable upon exercise of the warrant. CMI has agreed, for a period of one year, not to sell, transfer, assign, pledge or hypothecate the warrant or the shares of common stock that CMI will receive upon exercise of the warrant, other than to an officer or partner thereof and in certain other limited circumstances.

         CMI and its affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of our business.

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         In connection with the sale of the common stock on our behalf, CMI will act as an "underwriter" within the meaning of the Securities Act of 1933, and the compensation of CMI will be deemed to be underwriting commissions or discounts. We have agreed to indemnify CMI against certain civil liabilities, including liabilities under the Securities Act of 1933.

         The offering of common stock pursuant to the standby agreement will terminate upon the earlier of (1) the sale of all shares of common stock subject to the standby agreement, (2) the second anniversary of the date of the agreement and (3) termination of the standby agreement. The standby agreement may be terminated by us at any time upon 20 days notice, and by CMI in certain circumstances, including certain bankruptcy events relating to us or any material subsidiary, our failure to maintain a listing of our common stock on The Nasdaq National Market or the occurrence of a material adverse change in our company.

         We have agreed not to directly or indirectly sell, offer to sell, contract to sell, grant any option to sell or otherwise dispose of, shares of our common stock or securities convertible into or exchangeable for shares of our common stock, warrants or any rights to purchase or acquire our common stock for a period beginning on the fifth trading day prior to the delivery of any issuance notice and ending on the fifth trading day following the settlement date for the applicable issuance notice, without the prior written consent of CMI. This consent may be given at any time without public notice. The restriction described in this paragraph does not apply to sales of:

         o    shares we offer or sell pursuant to the standby agreement,

         o    shares we issue in connection with acquisitions,

         o    shares we issue upon conversion of convertible securities,

         o shares and options we issue pursuant to specified benefits and similar plans.

         As of July 1, 2003, we have raised an aggregate of $3,887,000 in net proceeds from sales of shares of our Class A common stock pursuant to the standby agreement with CMI.

         Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the common stock or warrants may be limited to not simultaneously engaging in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution.

         When we elect to make a particular offer of the shares of common stock or warrants which are the subject of this prospectus, a prospectus supplement, if required, will be distributed which will identify any underwriters, dealers or agents and any discounts, commissions and other terms constituting compensation and any other required information.

         Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

         We will bear all costs, expenses and fees in connection with the registration of the common stock and warrants, as well as the expense of all commissions and discounts, if any, attributable to the sales of the common stock or warrants by us.

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                                 LEGAL MATTERS

         The validity of the issuance of the common stock and warrants offered in this prospectus will be passed upon for Biopure by our general counsel, Jane Kober.

                                    EXPERTS

         Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report (Form 10-K) for the year ended October 31, 2002, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 1 to the consolidated financial statements), which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

         With respect to the unaudited condensed consolidated interim financial information for the three-month period ended January 31, 2003, incorporated by reference in this prospectus, Ernst & Young LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report, included in Biopure's Quarterly Report on Form 10-Q for the quarter ended January 31, 2003, and incorporated herein by reference, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted considering the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the "Act") for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Act.